Exhibit 10.1

SECOND RESTATED CREDIT AGREEMENT

AMONG

HALLMARK FINANCIAL SERVICES, INC.,

AS BORROWER,

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS,

AND

HALLMARK INSURANCE COMPANY

AND

FROST BANK,

AS LENDER

JUNE 30, 2015

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ARTICLE VI AFFIRMATIVE COVENANTS		32
6.1	General Covenants	32
6.2	Accounts, Reports and Other Information	33
6.3	Inspection	37
6.4	Compliance with ERISA	37
6.5	Performance of Obligations	37
6.6	Maintenance of Priority of Bank Liens	37
6.7	Indemnity	37
6.8	Use of Proceeds	38

ARTICLE VII NEGATIVE COVENANTS		39
7.1	AHIC Total Adjusted Capital	39
7.2	HIC Total Adjusted Capital	39
7.3	Combined Ratio	39
7.4	Consolidated Net Worth	39
7.5	Fixed Charges Coverage Ratio	39
7.6	Limitation on Debt	39
7.7	Limitation on Liens	39
7.8	Burdensome Agreements	39
7.9	Disposition of Assets	39
7.10	Acquisition of Assets	40
7.11	Merger and Consolidation	40
7.12	Loans and Investments	40
7.13	ERISA	40
7.14	Assignment	40
7.15	Transactions with Affiliates	40
7.16	Business	40
7.17	Activities of Hallmark Trust I and Hallmark Trust II	40
7.18	2005 Documents and 2007 Documents	41
7.19	Limitation on Dividends and Distributions	41

ARTICLE VIII REPRESENTATIONS AND WARRANTIES		41
8.1	Organization and Qualification	41
8.2	Financial Statements	42
8.3	Compliance With Laws and Other Matters	42
8.4	Litigation	42
8.5	Debt	42
8.6	Title to Properties	42
8.7	Authorization; Validity	42
8.8	Taxes	43
8.9	Use of Proceeds	43
8.10	Possession of Franchises, Licenses, Etc	43
8.11	Leases	43
8.12	Disclosure	43
8.13	ERISA	44
8.14	Regulatory Acts	44
8.15	Solvency	44
8.16	Environmental Matters	44
8.17	Investments	45
8.18	Intellectual Property, Etc	45
8.19	Reinsurance Agreements	45
8.20	2005 Documents; 2007 Documents	45

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8.21	Subordination; 2005 Documents; 2007 Documents	45
8.22	Anti-Corruption Laws and Sanctions	46
8.23	Survival of Representations and Warranties, Etc	46

ARTICLE IX EVENTS OF DEFAULT		46
9.1	Default	46
9.2	Remedies	48
9.3	Application of Funds	49

ARTICLE X MISCELLANEOUS		50
10.1	Notices	50
10.2	Expenses	50
10.3	Waivers	50
10.4	Determinations by Lender	50
10.5	Set-Off	50
10.6	Assignment	51
10.7	Amendment and Waiver	51
10.8	Confidentiality	52
10.9	Counterparts	52
10.10	Severability	52
10.11	Interest and Charges	52
10.12	Exception to Covenants	53
10.13	Restatement	53
10.14	USA Patriot Act Notice	53
10.15	GOVERNING LAW	53
10.16	WAIVER OF JURY TRIAL	53
10.17	ENTIRE AGREEMENT	53

SIGNATURES		S-1

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Exhibits and Schedules

Exhibit A	Revolving Note
Exhibit B	Pledge Agreement
Exhibit C	Revolving Loan Notice
Exhibit D	Compliance Certificate
Exhibit E	Notice of Final Agreement
Exhibit F	Release Agreement

Schedule 3.11	Existing Letters of Credit
Schedule 8.1	Subsidiaries
Schedule 8.4	Existing Litigation
Schedule 8.5	Existing Debt
Schedule 8.10	Licensed Jurisdictions
Schedule 8.13	Plans
Schedule 8.16	Environmental Matters
Schedule 8.17	Existing Investments
Schedule 8.19	Reinsurance Agreements
Schedule 10.1	Notice Addresses

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Second Restated Credit Agreement

THIS SECOND RESTATED CREDIT AGREEMENT is dated as of June 30, 2015 (this agreement, together with all amendments and restatements hereto, this “Agreement”), among HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Borrower”), FROST BANK, a Texas state bank, formerly known as The Frost National Bank (“Lender”), and each L/C RIC. Each L/C RIC is a party to this Agreement to acknowledge and agree to its obligations pursuant to Articles III, IV, and X.

BACKGROUND

Borrower, each L/C RIC and Lender have previously entered into the First Restated Credit Agreement dated as of January 27, 2006 (such agreement, together with all amendments and restatements, the “Existing Agreement”). Borrower and each L/C RIC have requested that Lender restate the Existing Agreement and (a) make a revolving credit facility available to Borrower, (b) make available Letters of Credit for the account of Borrower and each L/C RIC, and (c) release certain Liens granted by Borrower and certain Subsidiaries and release guaranties of Subsidiaries, subject to the terms of the Release Agreement. Lender has agreed to do so, subject to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. For purposes of this Agreement:

“Affiliate” means any Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled By or is Under Common Control with any other Person.

“Agreement Date” means the date of this Agreement.

“AHIC” means American Hallmark Insurance Company of Texas, a Texas insurance corporation.

“AHIC Net Income” means for any period, the amount of net income of AHIC computed using the same information and in the same manner as was utilized in preparing page 4, line 20 of the March 31, 2015 quarterly regulatory financial statement of AHIC, utilizing the format promulgated by NAIC and filed with the applicable Insurance Regulator, or if such format is changed after March 31, 2015, the same type of information, computed in the same manner, as contained on page 4, line 20 of such regulatory financial statement of AHIC dated March 31, 2015.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption or anti-bribery Laws in other jurisdictions.

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“Applicable Law” means (a) in respect of any Person, all provisions of Laws and orders of Governmental Authorities applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all Governmental Authorities and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, “Applicable Law” means the Laws of the United States of America, including without limitation 12 U.S.C. §§ 85 and 86, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the Laws of the State of Texas, and any other Laws of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Auditors” means Ernst & Young LLP, or other independent certified public accountants selected by Borrower and reasonably acceptable to Lender and that are a Registered Public Accounting Firm.

“Authorized Control Level” means “Authorized Control Level” as defined by NAIC from time to time and as applied in the context of the Risk-Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC).

“Authorized Signatory” means such senior personnel of Borrower, any Subsidiary of Borrower or an Obligor as may be duly authorized and designated in writing by Borrower, such Subsidiary or such Obligor to execute documents, agreements and instruments on behalf of Borrower, such Subsidiary or such Obligor.

“Bank Liens” means Liens in favor of or for the benefit of Lender securing all or any of the Secured Obligations, including, but not limited to, rights in any Collateral created in favor of or for the benefit of Lender, whether by mortgage, pledge, hypothecation, assignment, transfer, or other granting or creation of Liens.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Lender’s office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

“Capital Leases” means any lease or sublease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the lessee or sublessee, as applicable, under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Capex” means any capital expenditure (determined in accordance with GAAP) the source of funds for which was not or is not proceeds of any Debt (whether or not subordinate to any other obligation of any Person), any operating lease or any equity issuance.

“Cash Management Agreement” means any agreement between or among any Obligor and/or any Subsidiary of any Obligor and Lender and/or any Affiliate of Lender related to treasury management, deposit accounts, cash management, custodial services, automated clearinghouse, funds transfer, overdraft, or credit or debit card services or arrangements or similar services or arrangements.

“Cash Management Obligations” means all obligations and liabilities of any Obligor or any Subsidiary of any Obligor owed to Lender or any Affiliate of Lender arising under or in connection with any Cash Management Agreement.

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“Code” means the Uniform Commercial Code as in effect in Texas.

“Collateral” means any assets of any Person in which at any time Lender, or another Person acting for the benefit of Lender, shall be granted a Bank Lien to secure the Secured Obligations.

“Combined Ratio” means the net combined ratio of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for the four fiscal quarter period ended on the date of determination and in the same manner as used in the determination of the net combined ratio of Borrower and its consolidated Subsidiaries as stated in Borrower’s filed SEC Form 10-Q for the fiscal quarter ended on March 31, 2015.

“Commitment” means the Revolving Commitment.

“Compliance Certificate” means a compliance certificate, substantially in the form of Exhibit D.

“Consolidated Interest Expenses” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money (including that attributable to Capital Leases) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, with respect to Borrower and its Subsidiaries for any period, the net income (or loss) of Borrower and its Subsidiaries for such period (excluding any extraordinary gains and any gains from discontinued operations but including extraordinary losses for such period), all determined in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the sum of (a) consolidated shareholders’ equity of Borrower and its Subsidiaries determined in accordance with GAAP, plus (b) the aggregate unpaid principal amount of all 2005 Debentures; provided, all 2005 Debentures, all 2005 Preferred Securities and the 2005 Guaranty are subordinate to the Obligations as provided in the 2005 Documents (as the 2005 Documents existed on June 29, 2005), plus (c) the aggregate unpaid principal amount of all 2007 Debentures; provided, all 2007 Debentures, all 2007 Preferred Securities and the 2007 Guaranty are subordinate to the Obligations as provided in the 2007 Documents (as the 2007 Documents existed on August 23, 2007).

“Contingent Debt” means, for any Person:

(a)          guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations of any other Person;

(b)          obligations under any contract providing for the making of loans, advances or capital contributions to any other Person, or for the purchase of any property from any other Person, in each case in order to enable such other Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay Debts, Dividends or expenses;

(c)          obligations under any contract to rent or lease (as lessee) any real or personal property (other than operating leases) if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire Equity Interests, securities or obligations of the lessor;

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(d)          obligations under contracts for the purchase of property if such contract (or any related document) provides that the obligation to make payments thereunder is contingent upon the occurrence of certain events or the existence of certain facts;

(e)          obligations in respect of letters of credit; and

(f)          obligations under any other contract which, in economic effect, is substantially equivalent to a guaranty, including but not limited to “keep well” or “capital maintenance” agreements.

“Control” or “Controlled By” or “Under Common Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting Equity Interests, by contract or otherwise); provided that, in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interests having ordinary voting power for the election of directors of a corporation or managers of a limited liability company or other governance board of an entity shall be conclusively presumed to control such corporation, limited liability company or other entity.

“Current Financials” means the most recent annual Financial Statements of Borrower or any of its Subsidiaries.

“Debt” means, at any time, for any Person, (a) Capital Leases, (b) Contingent Debt, (c) debt created, issued, incurred or assumed for money borrowed or for the deferred purchase price of property purchased, (d) all debt, obligations and liabilities secured by any Lien upon any property owned by such Person, even though it has not assumed or become liable for the payment of same, and (e) liabilities in respect of unfunded vested benefits under any Plans; provided, that, for purposes of Section 7.5, Debt shall not include the unpaid principal amount of (i) the 2005 Debentures or the obligations with respect to the 2005 Guaranty if at the time of determination all amounts owed with respect to the 2005 Debentures and the 2005 Guaranty are subordinated to all Obligations on terms acceptable to Lender, and (ii) the 2007 Debentures or the obligations with respect to the 2007 Guaranty if at the time of determination all amounts owed with respect to the 2007 Debentures and the 2007 Guaranty are subordinated to all Obligations on terms acceptable to Lender.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

“Default” means any of the events specified in Section 9.1 that would, with the giving of notice or the passage of time, or the happening of any further specified condition, event or act, become an Event of Default.

“Default Rate” means for any date a simple per annum interest rate equal to the lesser of (a) the Eurodollar Rate in effect at such time, plus 2%, and (b) the Highest Lawful Rate.

“Disposition” and “Dispose” mean any sale, lease, abandonment, transfer, disposal, exchange or other transfer of any ownership or leasehold interest in or control of any asset.

“Dividends” means, with respect to any Person, any dividend on any class of its capital stock or other Equity Interest now or hereafter outstanding, any distribution of cash or property to owners of any shares of such stock or other Equity Interest, any retirement, redemption, purchase or other acquisition, directly or indirectly, of any shares of any class of its capital stock or other Equity Interest now or hereafter outstanding.

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“Dollars” and the sign “$” mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States or any political subdivision of the United States.

“EBITDA” means the sum of (i) the greater of (A) the sum of an amount equal to 10% of Surplus of AHIC, plus an amount equal to 10% of Surplus of HIC, each as at the date of determination, and (B) the sum of AHIC Net Income for the four fiscal quarters of AHIC ended on the date of determination, plus HIC Net Income for the four fiscal quarters of HIC ended on the date of determination, plus (ii) for Borrower and its Subsidiaries (other than AHIC and HIC for each determination pursuant to this clause (ii)) on a consolidated basis, an amount equal to Consolidated Net Income for the four fiscal quarters ended on the date of determination, plus (A) the following to the extent deducted in calculating such Consolidated Net Income: (1) Consolidated Interest Expenses for such period, (2) the provision for federal, state, local and foreign income Taxes payable by Borrower and its Subsidiaries for such period (net of the amount of any tax refund actually received by Borrower and its Subsidiaries during such period), (3) the amount of depreciation and amortization expense for such period, and (4) without duplication, other expenses of Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (B) all non-cash items increasing Consolidated Net Income for such period.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, real property improvements or as otherwise defined in any Environmental Law.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release; (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” means any and all applicable domestic Laws, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. §§ 7401 et seq., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., and any similar or implementing Law.

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“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, limited liability company interest, partnership interest or trust interest of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, limited liability company interest, partnership interest or trust interest of (or other ownership or profit interests in) such Person, all of the securities or other interests convertible into or exchangeable for shares of capital stock, limited liability company interest, partnership interest or trust interest of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, limited liability company interest, partnership interest, trust interest, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Basis” means for any day a rate per annum equal to the “London Interbank Offered Rate” for a three-month term, as published in The Wall Street Journal (U.S. Edition) in the “London Interbank Offered Rates” column (or if The Wall Street Journal (U.S. Edition) is not published on such day, in the issue most recently published); provided, the Eurodollar Basis shall never be less than a rate of 0.15% per annum. Borrower acknowledges that (a) if more than one London Interbank Offered Rate is published at any time by The Wall Street Journal, the highest of such London Interbank Offered Rates shall constitute the London Interbank Offered Rate hereunder; provided, if the highest of such London Interbank Offered Rates shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Agreement and each other Loan Document, and (b) if at any time The Wall Street Journal ceases to publish a London Interbank Offered Rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such London Interbank Offered Rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the London Interbank Offered Rate hereunder; provided, if such substituted rate shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Agreement and each other Loan Document. The Wall Street Journal London Interbank Offered Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each determination by Lender of the London Interbank Offered Rate shall be conclusive and binding absent manifest error, and may be computed using any reasonable averaging and attribution method.

“Eurodollar Rate” means the sum of the Eurodollar Basis plus 2.50%.

“Eurodollar Rate Loan” means a Revolving Loan when it bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means any of the events specified in Section 9.1, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further specified condition, event or act.

“Excluded Swap Obligation” means, with respect to any Obligor (other than Borrower), any Swap Obligation if, and to the extent that, all or a portion of any guaranty of such Obligor of such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Obligor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty is or becomes excluded in accordance with the first sentence of this definition.

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“Existing Debt” means the Debt of Borrower and its Subsidiaries existing on the Agreement Date, which is described on Schedule 8.5, including renewals (but not increases) thereof.

“Existing Investments” means the Investments of Borrower and its Subsidiaries existing on May 31, 2015, which are described on Schedule 8.17.

“Existing Litigation” means the Litigation involving or otherwise affecting Borrower and its Subsidiaries existing on the Agreement Date.

“Financial Statements” includes, but is not limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus and/or partnership capital accounts, as appropriate, and statements of changes in financial position or cash flow, prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with SAP or GAAP, as appropriate.

“Fixed Charges” means the sum of (a) Consolidated Interest Expenses for the four fiscal quarter period ended on the date of determination, plus (b) scheduled principal payments of Debt which would be classified as a current liability on a consolidated balance sheet of Borrower and its consolidated Subsidiaries payable during the four fiscal quarter period beginning on the day following the date of determination, plus (c) Cash Capex actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination, plus (d) the aggregate amount of Taxes actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination (net of the amount of any tax refund actually received by Borrower and its Subsidiaries during such period), plus (e) cash Dividends actually paid by Borrower during the four fiscal quarter period ended on the date of determination.

“Fixed Charges Coverage Ratio” means the ratio (rounded to two decimal places) determined as at the last day of the most recent fiscal quarter of Borrower of (a) EBITDA for the four fiscal quarter period ended on the last day of such fiscal quarter, to (b) Fixed Charges determined as at the last day of such fiscal quarter.

“Foreign Subsidiary” means any Subsidiary that is organized under the Laws of a jurisdiction other than the United States or a political subdivision of the United States.

“GAAP” means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board, which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hallmark Trust I” means Hallmark Statutory Trust I, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which is the issuer of the 2005 Preferred Securities, and which purchased from Borrower the 2005 Debentures with the net proceeds of the issuance and sale of the 2005 Preferred Securities.

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“Hallmark Trust I Declaration of Trust” means the Amended and Restated Declaration of Trust of Hallmark Trust I, dated as of June 21, 2005, together with all amendments and restatements thereto.

“Hallmark Trust II” means Hallmark Statutory Trust II, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which is the issuer of the 2007 Preferred Securities, and which purchased from Borrower the 2007 Debentures with the net proceeds of the issuance and sale of the 2007 Preferred Securities.

“Hallmark Trust II Declaration of Trust” means the Amended and Restated Declaration of Trust of Hallmark Trust II, dated as of August 23, 2007, together with all amendments and restatements thereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HIC” means Hallmark Insurance Company, an Arizona insurance corporation, formerly known as Phoenix Indemnity Insurance Company.

“HIC Net Income” means for any period, the amount of net income of HIC computed using the same information and in the same manner as was utilized in preparing page 4, line 20 of the March 31, 2015 quarterly regulatory financial statement of HIC, utilizing the format promulgated by NAIC and filed with the applicable Insurance Regulator, or if such format is changed after March 31, 2015, the same type of information, computed in the same manner, as contained on page 4, line 20 of such regulatory financial statement of HIC dated March 31, 2015.

“Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the “weekly ceiling”, as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at Lender’s option after notice to Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the “annualized ceiling” and (b)(i) if the amount outstanding under this Agreement is less than $250,000, 24% per annum, or (ii) if the amount under this Agreement is equal to or greater than $250,000, 28% per annum.

“Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

“Insurance Contract” means any insurance contract or policy issued by a RIC, but shall not include any Reinsurance Agreement or Retrocession Agreement.

“Insurance Regulator” means, when used with respect to any RIC, the Governmental Authority, insurance department or similar administrative authority or agency located in (a) each state in which such RIC is domiciled or (b) to the extent asserting regulatory jurisdiction over such RIC, the Governmental Authority, insurance department, authority or agency in each state in which such RIC is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such RIC.

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“Interest Payment Date” means each Payment Date and the Revolving Loan Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Borrower’s “disclosure controls and procedures” or “internal controls over financial reporting”, in each case as described in Rule 13a-15 or Rule 15d-15 promulgated under the Securities Act of 1934.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or acquisition of all or substantially all of the assets of any Person, (b) any direct or indirect purchase or other acquisition of, or a beneficial interest in, any Equity Interest or other securities of any other Person, or (c) any direct or indirect loan, advance, or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from Dispositions to that other Person in the ordinary course of business.

“Investment Grade Securities” means and includes (a) securities that are direct obligations of the United States of America, the payment of which is backed by the full faith and credit of the United States of America, (b) debt securities or debt instruments with a rating of A or higher by S&P, A2 or higher by Moody’s, Class (1) or higher by NAIC or the equivalent of such rating by S&P, Moody’s or NAIC, or if none of S&P, Moody’s and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Borrower and its wholly-owned Subsidiaries, (c) any fund investing exclusively in investments of the type described in clauses (a) and (b), which funds may also hold immaterial amounts of cash pending investment and/or distribution, and (d) with respect to any RIC, any other securities in which such RIC is permitted to invest pursuant to Applicable Law.

“Investment Policy” means the written policies and procedures which govern the acquisition and maintenance of Investments and the cash management procedures of Borrower and each of its Subsidiaries, as such written policies and procedures exist on the Agreement Date.

“L/C Agreements” means all agreements related to any letter of credit issued by Lender or any Affiliate of Lender for the account of Borrower, any L/C RIC or any other Obligor, including but not limited to, any Letter of Credit Application, any reimbursement agreement, and any amendment or restatement thereof.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof (including with respect to any Auto-Renewal Letter of Credit) or the increase of the amount thereof.

“L/C RIC” means AHIC and HIC.

“Laws” means, collectively, all international, foreign, Federal, state and local constitutions, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

9

“Lender’s Office” means Lender’s address and, as appropriate, account as set forth on Schedule 10.1, or such other address or account as Lender may from time to time notify Borrower.

“Letter of Credit” means any letter of credit issued hereunder. Each Letter of Credit shall be a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Lender.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give or not to give any of the foregoing), any conditional sale or other title retention agreement, any financing or other lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

“Litigation” means any proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Governmental Authority, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement or other instrument.

“Litigation Report” means a report, certified to be true, correct and complete by an Authorized Officer of Borrower and each of its Subsidiaries which is a party to any Litigation, describing all Litigation relating to Insurance Business of Borrower and each of its Subsidiaries, in format acceptable to Lender.

“Loan Documents” means this Agreement, the Revolving Note, the Security Documents, the L/C Agreements and all other documents and instruments executed and delivered to Lender by any Obligor or any other Person in connection with this Agreement.

“Loss Report” means a quarterly summarization of losses, allocated loss adjustment expenses and related reserves in format acceptable to Lender and within the ability of Borrower to produce.

“Material Adverse Change or Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party or its property is subject.

“Maximum Amount” means the maximum amount of interest which, under Applicable Law, Lender is permitted to charge on the Obligations.

“Moody’s” means Moody’s Investors Service, Inc.

“NAIC” means the National Association of Insurance Commissioners or any successor organization thereto.

“NAIC Tests” means the ratios and other financial measurements developed by NAIC under its Insurance Regulatory Information System, as in effect from time to time.

“Notice of Final Agreement” means the Arbitration and Notice of Final Agreement, substantially in the form of Exhibit E.

10

“Obligations” means all obligations, indebtedness and liabilities under the Loan Documents now or hereafter owing by Borrower or any other Person to or for the benefit of Lender, whether joint or several, fixed or contingent, including principal, interest, expenses of collection and foreclosure and attorneys’ fees that Borrower is responsible for pursuant to Section 10.2. Without limiting the generality of the foregoing, “Obligations” includes interest, fees and other amounts that would accrue after the commencement by or against Borrower, any Affiliate thereof or any other Person (other than Lender, any Assignee or any Participant) of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding.

“Obligor” means Borrower and each other Person liable for performance of any of the Obligations or the property of which secures the performance of any of the Obligations.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any Dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Payment Date” means the first day of each calendar quarter.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA.

“PCAOB” means the Public Company Accounting Oversight Board, or any entity succeeding to any of its principal functions.

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“Permitted Acquisition” means the acquisition of all or substantially all of the assets or all of the Equity Interest of an insurance agency, managing general agency or property and casualty insurance company, so long as in each case (a) there exists no Default or Event of Default both before and after giving effect to any such acquisition, (b) all of the authorized, issued and outstanding Equity Interest of each acquired insurance agency or managing general agency and all voting rights (including voting rights arising upon the occurrence of a contingency) with respect to such insurance agency or managing general agency will be owned by Borrower or a wholly-owned Domestic Subsidiary, (c) all of the authorized, issued and outstanding Equity Interest of each acquired property and casualty insurance company and all voting rights (including voting rights arising upon the occurrence of a contingency) with respect to such property and casualty insurance company will be owned by either Borrower or a wholly-owned RIC which is a Domestic Subsidiary, (d) such acquired assets are acquired by either Borrower or a wholly-owned Domestic Subsidiary (with respect to assets of an insurance agency or managing general agency) or a RIC which is a Domestic Subsidiary (with respect to assets of a property and casualty insurance company), (e) Borrower provides Lender with information and a Compliance Certificate demonstrating pro forma compliance with the terms of this Agreement through the Revolving Loan Maturity Date, after giving effect to such acquisition, including, without limitation, each provision of Sections 7.1 through 7.6, (f) the aggregate cash portion of the consideration for all such acquisitions does not exceed $10,000,000 during any fiscal year of Borrower, and (g) each acquisition is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis pursuant to an acquisition agreement approved by the board of directors or other applicable governing body of the entity to be acquired prior to the commencement thereof. For purposes of determining compliance with clause (f), (y) the cash portion of the consideration paid for each acquisition of assets or Equity Interest of a property and casualty insurance company shall be deemed to exclude an amount up to and not greater than an amount equal to the sum of the amount of the paid in capital of such entity (in the case of the acquisition of Equity Interest of such entity) plus the amount of the surplus as regards policyholders (without duplication of the amount of the paid in capital of such entity) being acquired (all determined in accordance with SAP as at the date of the acquisition), and (z) the cash portion of the consideration for each acquisition of assets or Equity Interest of a property and casualty insurance company shall be deemed to be allocated first to the surplus as regards policyholders (without duplication of the amount of the paid in capital of such entity) being acquired.

“Permitted Debt” means (a) Existing Debt, (b) the Obligations, (c) trade accounts payable and other similar obligations incurred in the ordinary course of business, (d) intercompany balances in the ordinary course of business among Borrower and its Domestic Subsidiaries; provided, that all amounts owed by any Obligor to its Subsidiaries shall be subordinated to all Obligations on terms acceptable to Lender, (e) Capital Leases of Borrower and each of its Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time, (f) the 2005 Debentures; provided, that all amounts owed with respect to the 2005 Debentures shall be subordinated to all Obligations on terms acceptable to Lender, and; provided further, the aggregate principal amount of all 2005 Debentures shall not exceed $30,928,000, (g) the 2005 Guaranty; provided, that all amounts owed with respect to the 2005 Guaranty shall be subordinated to all Obligations on terms acceptable to Lender, (h) the 2007 Debentures; provided, that all amounts owed with respect to the 2007 Debentures shall be subordinated to all Obligations on terms acceptable to Lender, and; provided further, the aggregate principal amount of all 2007 Debentures shall not exceed $25,774,000, (i) the 2007 Guaranty; provided, that all amounts owed with respect to the 2007 Guaranty shall be subordinated to all Obligations on terms acceptable to Lender, (j) contingent purchase price payable pursuant to the TBIC Purchase Agreement; provided, the aggregate amount of such contingent purchase price shall not exceed $3,000,000, and (k) other Debt of Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time and that is subordinated to the Obligations on terms acceptable to Lender in its discretion.

“Permitted Investments” means (a) Investment Grade Securities, (b) Existing Investments, (c) travel advances to employees in the ordinary course of business, (d) equity contributions made by Borrower in existing Domestic Subsidiaries, if such equity contribution results in an increase in shareholders’ or members’ equity of such Domestic Subsidiary receiving such equity contribution, (e) the purchase by Borrower of surplus debentures issued by a RIC that is a Domestic Subsidiary if the original principal amount of such surplus debenture is not less than the consideration paid by Borrower, and (f) other Investments of Borrower and Subsidiaries that do not, as at any date of determination, exceed in the aggregate $1,000,000 (the value of each such Investment to be the greater of (1) the then current market value of such Investment, and (2) the purchase price of such Investment).

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“Permitted Liens” means (a) Bank Liens, (b) pledges or deposits made to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, pensions, or other social security programs (excluding any Liens in respect of ERISA), (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (d) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair the use of such property by any Obligor or any of its Subsidiaries in the operation of its business in any manner which would have a Material Adverse Effect, (e) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed: claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property or other legal process prior to adjudication of a dispute on the merits, including mechanic’s and materialmen’s Liens; and adverse judgments on appeal, (f) set-off, charge-back and other rights of depository and collection banks and other financial institutions with respect to money or instruments of Borrower or its Subsidiaries on deposit with or in possession of such institutions, and (g) Liens arising under Capital Leases permitted under this Agreement.

“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, and a government or any department, Governmental Authority, agency or political subdivision thereof.

“Plan” means any plan subject to Title IV of ERISA and maintained for employees of any Obligor or any of its Subsidiaries, or of any member of a controlled group of corporations, as the term “controlled group of corporations” is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which any Obligor or any of its Subsidiaries is a part.

“Pledge Agreement” means the First Restated Pledge Agreement executed by Borrower, substantially in the form of Exhibit B.

“Prime Rate” means the maximum “latest” “U.S.” prime rate of interest per annum published from time to time in the “Money Rates” column of The Wall Street Journal (U.S. Edition) or in any successor publication to The Wall Street Journal. Borrower understands that the Prime Rate may not be the best, lowest, or most favored rate of Lender or The Wall Street Journal, and any representation or warranty in that regard is expressly disclaimed by Lender. Borrower acknowledges that (a) if more than one U.S. prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder and (b) if at any time The Wall Street Journal ceases to publish a U.S. prime rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder. Upon each increase or decrease hereafter in the Prime Rate, the rate of interest upon the unpaid principal balance hereof shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate and without notice to Borrower or any other Person.

“Prime Rate Loan” means a Revolving Loan when it bears interest at a rate based on the Prime Rate.

“Principal Office” means the location of Lender’s chief executive office.

“Registered Public Accounting Firm” means an accounting firm that (a) has registered with the PCAOB pursuant to the provisions of Section 102 of Sarbanes-Oxley and whose registration has not been withdrawn, terminated, revoked or suspended and (b) meets the “independence” requirements of Section 10A of the Securities Exchange Act of 1934.

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“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Release Agreement” means the Release of Security Interests and Guaranties, substantially in the form of Exhibit F.

“Remedial Action” means (a) ”remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Reportable Event” means a reportable event as defined in Section 4043(b) of Title IV of ERISA or PBGC regulations issued thereunder, other than a reportable event not subject to Section 4043’s notification requirements pursuant to PGBC’s regulations.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another retrocession agreement.

“Revolving Borrowing” means a borrowing by Borrower of Revolving Loans made by Lender pursuant to Section 2.1.

“Revolving Commitment” means $15,000,000.

“Revolving Facility L/C” means a Letter of Credit issued pursuant to Section 3.1(a)(i).

“Revolving Facility L/C Commitment” means $5,000,000.

“Revolving Facility L/C Commitment Expiration Date” means the first to occur of (a) June 30, 2018, (b) the date the Revolving Facility L/C Commitment or the Revolving Commitment is terminated pursuant to either Section 2.6 or 9.2, and (c) the date the Obligations are accelerated.

“Revolving Facility L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Revolving Facility L/Cs plus the aggregate of all Unreimbursed Amounts with respect to Revolving Facility L/Cs.

“Revolving Facility Outstanding Amount” means, as of any date of determination, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans, after giving effect to any Revolving Borrowing and any principal payment of Revolving Loans occurring on such date, and (b) the Revolving Facility L/C Obligations on such date, after giving effect to any L/C Credit Extension and any other changes in the aggregate amount of the Revolving Facility L/C Obligations on such date, including as a result of payment of any Unreimbursed Amount.

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“Revolving Loan Maturity Date” means the first to occur of (a) June 30, 2018, (b) the date the Revolving Commitment is terminated pursuant to either Section 2.6 and 9.2, and (c) the date the Obligations are accelerated.

“Revolving Loan Notice” means a notice of a Revolving Borrowing request pursuant to Section 2.2(a), substantially in the form of Exhibit C.

“Revolving Note” means the promissory note made by Borrower in favor of Lender evidencing the Revolving Loans made by Lender, substantially in the form of Exhibit A.

“RIC” means any Subsidiary, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction, is regulated by any Insurance Regulator, and is required by any Insurance Regulator to file an annual statement in the form prescribed by NAIC for a property and casualty insurance company.

“Risk-Based Capital” means for a RIC, the ratio (expressed as a percentage rounded to two decimal places), at any time, of (a) the Total Adjusted Capital of such RIC to (b) the Authorized Control Level of such RIC.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., a New York corporation.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SAP” means the statutory accounting and reporting practices prescribed by the insurance Laws or Insurance Regulator (or other similar Governmental Authority) with respect to each RIC.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Secured Obligations” means collectively, (a) the Obligations, (b) all Swap Obligations, (c) all Cash Management Obligations, and (d) any and all out-of-pocket expenses (including, without limitation, expenses and Attorney Costs of any holder of Swap Obligations or Cash Management Obligations) incurred by any such holder in enforcing its rights under any Cash Management Agreement, Swap Contract or other agreement related to or evidencing Swap Obligations or Cash Management Obligations. Without limiting the generality of the foregoing, “Secured Obligations” includes all interest, fees and other amounts that would be owed by Borrower or any other Person to Lender or an Affiliate of Lender under any Cash Management Agreement, Swap Contract or other agreement related to or evidencing Cash Management Obligations or Swap Obligations, regardless of whether such interest, fees or other amounts are enforceable or allowed claims in any proceeding under any Debtor Relief Law involving Borrower or any other Person (other than Lender or any holder of such Swap Obligation or Cash Management Obligation). Notwithstanding the foregoing or any other provision of any Loan Document, “Secured Obligations” shall exclude any Excluded Swap Obligations.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Documents” means, collectively, the Pledge Agreements and any and all other documents, instruments, financing statements, public notices and the like executed and delivered in connection with any of the Bank Liens or the Collateral.

“Solvent” means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Special Counsel” means the law firm of Winstead PC, or such other legal counsel as Lender may select.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” refers to a Subsidiary or Subsidiaries of Borrower. For purposes of the Loan Documents, Hallmark Trust I and Hallmark Trust II are deemed to be a Subsidiary of Borrower.

“Surplus” means (a) if the calculation is made as at the last day of the first three fiscal quarters of AHIC or HIC, the amount of surplus as regards policyholders, computed using the same information and in the same manner as was utilized in preparing page 3, line 37 of the March 31, 2015 quarterly regulatory financial statement of AHIC or HIC, respectively, utilizing the format promulgated by NAIC and filed with the applicable Insurance Regulator, or if such format is changed after March 31, 2015, the same type of information, computed in the same manner, as contained on page 3, line 37 of such regulatory financial statement of AHIC or HIC, respectively, dated March 31, 2015, or (b) if the calculation is made as at the last day of the fiscal year of AHIC or HIC, the amount of surplus as regards policyholders, computed using the same information and in the same manner as was utilized in preparing page 3, line 37 of the December 31, 2014 annual statements of AHIC or HIC, respectively, utilizing the format promulgated by NAIC and filed with the applicable Insurance Regulator, or if such format is changed after December 31, 2014, the same type of information, computed in the same manner, as contained on page 3, line 37 of such regulatory financial statement of AHIC or HIC, respectively, dated December 31, 2014.

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“Swap Contract” means any of the following entered into between Lender and/or any Affiliate of Lender and Borrower and/or any Subsidiary: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Obligor or any other Subsidiary any obligation to pay or perform under any Swap Contract or other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all taxes, assessments, fees or other charges from time to time or at any time imposed by any Laws or by any Governmental Authority.

“TBIC Purchase Agreement” means the Stock Purchase Agreement dated as of March 25, 2011, among AHIC, Robert C. Siddons, Paul W. Keller, Stephen W. Gurasich, Austin Engineering Co., Inc., Kerry A. Keller and Andrew J. Reynolds.

“Total Adjusted Capital” means “Total Adjusted Capital” as defined by NAIC from time to time and as applied in the context of the Risk-Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC).

“2005 Debentures” means the $30,928,000 aggregate principal amount of Junior Subordinated Debt Securities due June 15, 2035 issued by Borrower to Hallmark Trust I.

“2005 Documents” means any equity security of Hallmark Trust I, any 2005 Debenture, any 2005 Preferred Security, the 2005 Indenture, the Hallmark Trust I Declaration of Trust, the 2005 Guaranty, any document evidencing or governing any equity or Debt of Hallmark Trust I and all other documents and instruments executed and delivered by Borrower or Hallmark Trust I in connection with any of the foregoing.

“2005 Guaranty” means the Guaranty Agreement dated June 21, 2005, made by Borrower in favor of JPMorgan Chase Bank, National Association, as Guarantee Trustee, together with all amendments and restatements thereto.

“2005 Indenture” means the Indenture dated June 21, 2005, between Borrower and JPMorgan Chase Bank, National Association, as Trustee, together with all amendments and restatements thereto.

“2005 Preferred Securities” means the $30,000,000 Preferred Securities issued by Hallmark Trust I.

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“2007 Debentures” means the $25,774,000 aggregate principal amount of Junior Subordinated Debt Securities due September 15, 2037 issued by Borrower to Hallmark Trust II.

“2007 Documents” means any equity security of Hallmark Trust II, any 2007 Debenture, any 2007 Preferred Security, the 2007 Indenture, the Hallmark Trust II Declaration of Trust, the 2007 Guaranty, any document evidencing or governing any equity or Debt of Hallmark Trust II and all other documents and instruments executed and delivered by Borrower or Hallmark Trust II in connection with any of the foregoing.

“2007 Guaranty” means the Guarantee Agreement dated August 23, 2007, made by Borrower in favor of The Bank of New York Trust Company, National Association, as Guarantee Trustee, together with all amendments and restatements thereto.

“2007 Indenture” means the Indenture dated August 23, 2007, between Borrower and The Bank of New York Trust Company, National Association, as Trustee, together with all amendments and restatements thereto.

“2007 Preferred Securities” means the $25,000,000 Preferred Securities issued by Hallmark Trust II.

1.2           Additional Definitions. The following additional terms have the meaning specified in the indicated Section or other provision of this Agreement:

Term	Section/Provision

Agreement	Introductory Paragraph
Assignee	Section 10.6(c)
Auto-Renewal Letter of Credit	Section 3.2(c)
Borrower	Introductory Paragraph
Cash Collateralize	Section 3.6
Eurocurrency liabilities	Section 4.4(c)
Existing Agreement	Background
Indemnified Matters	Section 6.7
Indemnified Taxes	Section 4.1(a)
Indemnitees	Section 6.7
Information	Section 10.8
Lender	Introductory Paragraph
Other Taxes	Section 4.1(b)
Participant	Section 10.6(b)
Participation	Section 10.6(b)
Properties	Section 8.16(a)
Revolving Facility L/C Fee	Section 3.7
Revolving Loan	Section 2.1
Unreimbursed Amount	Section 3.3(b)
Usage Fee	Section 2.13

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1.3          Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) all accounting terms shall be construed in accordance with GAAP or SAP, as the context requires, (d) all references to time are San Antonio time, (e) monetary references are to Dollars, (f) all references to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (g) headings used in this Agreement and each other Loan Document are for convenience only and shall not be used in connection with the interpretation of any provision hereof or thereof, (h) references to any Person include that Person’s heirs, personal representatives, successors, and permitted assigns, that Person as a debtor-in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (i) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (j) references to a particular Loan Document include each amendment, modification, or supplement to or restatement of it made in accordance with this Agreement and such Loan Document and (k) references to consolidated or other Financial Statements of Borrower and Subsidiaries or to the determination of any amount for Borrower and Subsidiaries on a consolidated or other basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

ARTICLE II

REVOLVING LOANS

2.1          Revolving Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make loans (each such loan, a “Revolving Loan”), to Borrower from time to time on any Business Day during the period from the Agreement Date to the Revolving Loan Maturity Date in an aggregate amount not to exceed at any time outstanding the Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, the Revolving Facility Outstanding Amount shall not exceed the Revolving Commitment. Prior to the Revolving Loan Maturity Date, Borrower may borrow, repay and reborrow Revolving Loans, all in accordance with this Agreement.

2.2          Revolving Borrowings.

(a)          Revolving Borrowings. Each Revolving Borrowing shall be made upon Borrower’s irrevocable notice to Lender, which may be given by telephone. Each such notice must be received by Lender not later than 2:00 p.m. (i) one Business Day prior to the requested date of any Revolving Borrowing of Eurodollar Rate Loans and (ii) one Business Day prior to the requested date of any Revolving Borrowing of Prime Rate Loans (subject to Section 2.7). Each such telephonic notice must be confirmed promptly by delivery to Lender of a written Revolving Loan Notice appropriately completed and signed by an Authorized Signatory of Borrower. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Revolving Borrowing (which shall be a Business Day), (ii) the principal amount of the Revolving Loan to be borrowed and (iii) whether such Revolving Borrowing will be a Eurodollar Rate Loan or a Prime Rate Loan. Each Revolving Loan shall be in the principal amount of $100,000 or any whole multiple of $25,000 in excess thereof or the unused portion of the Revolving Commitment.

(b)          Funding. Upon satisfaction of the applicable conditions set forth in Article V, Lender shall make the proceeds of each Revolving Borrowing available to Borrower by crediting the account of Borrower on the books of Lender with the amount of such funds.

2.3          Repayment. The unpaid principal of all Revolving Loans shall be due and payable on the Revolving Loan Maturity Date.

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2.4         Voluntary Prepayments. Borrower may at any time or from time to time voluntarily prepay the Revolving Loans in whole or in part without premium or penalty. Each voluntary prepayment shall be accompanied by all accrued and unpaid interest thereon.

2.5         Mandatory Prepayments. On each date that the Revolving Facility Outstanding Amount exceeds the Revolving Commitment, Borrower shall prepay the Revolving Loans in an amount equal to such excess or, if no Revolving Loans are outstanding, Cash Collateralize the Revolving Facility L/C Obligations in an amount equal to such excess. On each date that the Revolving Facility L/C Obligations exceed the Revolving Facility L/C Commitment, Borrower shall Cash Collateralize the Revolving Facility L/C Obligations in an amount equal to such excess. Each mandatory prepayment shall be accompanied by all accrued and unpaid interest thereon.

2.6         Termination and Reduction of Commitments.

(a)          Borrower shall have the right to terminate or reduce the Revolving Commitment and Revolving Facility L/C Commitment at any time. Each reduction shall be in the minimum amount of $500,000 and a whole multiple of $100,000 in excess thereof.

(b)          On the Revolving Loan Maturity Date, the Revolving Commitment and Revolving Facility L/C Commitment shall automatically reduce to zero and terminate.

(c)          Borrower shall not have any right to rescind any termination or reduction. Once terminated or reduced, the Revolving Commitment and Revolving Facility L/C Commitment, respectively, may not be reinstated.

2.7         Interest on Revolving Loans Generally.

(a)          Subject to the provisions of Sections 2.7(b) and 2.9, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Eurodollar Rate Loan or such other date on which the Revolving Loan becomes a Eurodollar Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Revolving Loan pursuant to the terms of this Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Eurodollar Rate, and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Prime Rate Loan or such other date on which the Revolving Loan becomes a Prime Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Revolving Loan pursuant to the terms of this Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Prime Rate. Subject to Sections 2.7(b) and 2.9, all of the Revolving Loan shall be a Eurodollar Rate Loan or a Prime Rate Loan, and not more than once in each calendar month Borrower may elect whether all of the Revolving Loan shall be a Eurodollar Rate Loan or a Prime Rate Loan. Each such election (a) shall be made upon Borrower’s irrevocable notice to Lender (which may be given by telephone) and (b) must be received by Lender not later than 10:00 a.m. one Business Day prior to the Business Day on which the new interest rate is to apply. Each Revolving Loan Notice (whether telephonic or written) shall specify the requested date of the conversion of the applicable interest rate (which shall be a Business Day). Each such telephonic notice must be confirmed promptly by delivery to Lender of a written Revolving Loan Notice appropriately completed and signed by an Authorized Signatory of Borrower.

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(b)          Subject to the provisions of Section 2.9, if at any time Lender has notified Borrower that the provisions of Sections 4.2 or 4.3 apply, each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date on which Lender determines or is notified that the provisions of Sections 4.2 or 4.3 apply, to and including the date on which Lender notifies Borrower that the provisions of Sections 4.2 and 4.3 no longer apply, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Prime Rate. Borrower may not request a Eurodollar Rate Loan until Lender notifies Borrower that the provisions of Sections 4.2 or 4.3 no longer apply.

(c)          Interest on the Revolving Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.8          Computations. Subject to Section 10.11, interest on the Revolving Loans, fees and any other amounts due hereunder shall be calculated on the basis of actual days elapsed over a year of 360 days, unless such calculation would result in a rate greater than the highest rate permitted by Applicable Law, in which case interest shall be computed on the basis of a year of 365 days or 366 days in a leap year, as the case may be. Nothing herein shall be deemed to obligate Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

2.9          Interest After an Event of Default. (a) If an Event of Default exists (other than an Event of Default specified in Section 9.1(e) or (f)), at the option of Lender, and (b) after an Event of Default specified in Section 9.1(e) or (f) and during any continuance thereof, automatically and without any action by Lender, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate and (ii) the Highest Lawful Rate. Such interest shall be payable on the earlier of demand or the Revolving Loan Maturity Date and shall accrue until the earlier of (a) waiver or cure (to the satisfaction of Lender) of the applicable Event of Default, (b) agreement by Lender to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations. Lender shall not be required to accelerate the maturity of the Revolving Loans, to exercise any other rights or remedies under the Loan Documents, or to give notice to Borrower of the decision to charge interest at the Default Rate. Lender will undertake to notify Borrower, after the effective date, of the decision to charge interest at the Default Rate.

2.10        Payments Generally. (a) Each payment (including prepayments) by Borrower of the principal of or interest on the Revolving Loans and any other amount owed under this Agreement or any other Loan Document shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement to Lender at Lender’s Office, in Dollars constituting immediately available funds. All payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(c)          Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

(d)          If some but less than all amounts due from Borrower are received by Lender, Lender shall apply such amounts in the following order of priority: (i) to the payment of Lender’s expenses incurred under the Loan Documents then due and payable, if any; (ii) to the payment of all other fees under the Loan Documents then due and payable; (iii) to the payment of interest then due and payable on the Revolving Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.10(d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Revolving Loans.

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2.11        Booking the Revolving Loans. Lender may make, carry or transfer each Revolving Loan at, to or for the account of any of its branch offices or the office of any Affiliate.

2.12        Collateral. Payment of the Obligations is secured on the Agreement Date by a perfected first priority security interest in all of the authorized, issued and outstanding capital stock and other Equity Interests of each of AHIC and HIC.

2.13        Usage Fee. For so long as the Revolving Commitment is in effect, Borrower shall pay to Lender a fee (the “Usage Fee”) on each Payment Date, commencing with July 1, 2015. The Usage Fee is equal to a per annum rate of 0.25% multiplied by the actual daily amount by which the Revolving Commitment (as it exists on each determination date) exceeds the Revolving Facility Outstanding Amount (as of each determination date). The Usage Fee shall be calculated quarterly in arrears and shall accrue regardless of whether any condition in Article V has been satisfied. Subject to Section 10.11, the Usage Fee shall be fully earned when paid and is not refundable.

ARTICLE III

LETTER OF CREDIT FACILITIES

3.1          Letters of Credit.

(a)          Subject to the terms and conditions of this Agreement, Lender agrees, (i) on any Business Day during the period from the Agreement Date until the Revolving Facility L/C Commitment Expiration Date, to issue Revolving Facility L/Cs for the account of Borrower and each L/C RIC, and to amend or renew Revolving Facility L/Cs previously issued by it, in accordance with Section 3.1(b), and (ii) to honor drafts under the Revolving Facility L/Cs; provided that Lender shall not be obligated to make any L/C Credit Extension with respect to any Revolving Facility L/C, if as of the date of and before or after giving effect to such L/C Credit Extension, (A) the Revolving Facility L/C Obligations would exceed the Revolving Facility L/C Commitment, or (B) the Revolving Facility Outstanding Amount would exceed the Revolving Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Revolving Facility L/Cs shall be fully revolving, and accordingly Borrower and each L/C RIC may, during the foregoing period, obtain Revolving Facility L/Cs to replace Revolving Facility L/Cs that have expired or that have been drawn upon and reimbursed. The Revolving Facility L/C Commitment is a subfacility of the Revolving Commitment and not in addition to the Revolving Commitment.

(b)          Lender shall be under no obligation to make any L/C Credit Extension if:

(i)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing, amending or renewing such Letter of Credit, or any Law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance, amendment or renewal of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Agreement Date and which Lender in good faith deems material to it;

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(ii)         the expiry date of any requested Revolving Facility L/C would occur (A) after the first to occur of (1) one year after the date of issuance and (2) June 30, 2018, or (B) in the case of an Auto-Renewal Letter of Credit, more than five years after the initial issuance date of such Auto-Renewal Letter of Credit;

(iii)        the L/C Credit Extension would violate one or more policies of Lender;

(iv)         any Revolving Facility L/C is to be used for a purpose other than (A) to assure the performance of Borrower or an L/C RIC pursuant to a Reinsurance Agreement to which Borrower and/or such L/C RIC is a party, or (B) as may be agreed to by Lender in its discretion;

(v)          such Letter of Credit is to be denominated in a currency other than Dollars;

(vi)         the face amount of such Letter of Credit (including the face amount of any Auto-Renewal Letter of Credit) is less than $100,000;

(vii)        Lender has not received the Revolving Facility L/C Fee with respect to such L/C Credit Extension; or

(viii)      such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after a drawing thereunder.

(c)          Lender shall be under no obligation to amend or renew any Letter of Credit if

(i) Lender would have no obligation at such time to issue such Letter of Credit in its amended or renewed form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment or renewal to such Letter of Credit.

(d)          Lender shall have no obligation to issue, amend or renew, and shall not issue, amend or renew, any Letter of Credit (i) the proceeds of which would be made available to any Person

(A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement or any other Obligor or any Subsidiary.

3.2          Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(a)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower and the applicable L/C RIC (if such L/C RIC is a party to the respective Reinsurance Agreement or other agreement to which the requested Revolving Facility L/C relates) delivered to Lender in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Signatory of Borrower and such L/C RIC (if applicable), together with a copy of the Reinsurance Agreement or other agreements to which the requested Revolving Facility L/C relates and such other documents and information as Lender may request. Such Letter of Credit Application must be received by Lender not later than 2:00 p.m. at least three Business Days (or such other date and time as Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder (if any); (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder (if any); and (vii) such other matters as Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as Lender may reasonably require.

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(b)          Unless Lender has received written notice from Borrower or the appropriate L/C RIC, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in this Article III shall not then be satisfied, then, subject to the terms and conditions hereof, Lender shall, on the requested date, issue a Letter of Credit for the account of Borrower, or Borrower and the applicable L/C RIC, or enter into the applicable amendment, as the case may be, in each case in accordance with Lender’s usual and customary business practices.

(c)          If Borrower and the applicable L/C RIC (if such L/C RIC is a party to the respective Reinsurance Agreement or other agreement to which the respective Revolving Facility L/C relates) so request in any applicable Letter of Credit Application, Lender may, in its sole and absolute discretion, agree to issue a Revolving Facility L/C that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Revolving Facility L/C and in no event later than seven Business Days prior to the expiry date of such Revolving Facility L/C) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Revolving Facility L/C is issued (or if no date is agreed to at issuance, the day seven Business Days prior to the expiry date of such Revolving Facility L/C). Unless otherwise directed by Lender, Borrower shall not be required to make a specific request to Lender for any such renewal.

(d)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Lender will also deliver to Borrower a true and complete copy of such Letter of Credit or amendment.

3.3          Drawings and Reimbursements.

(a)          Upon receipt from the beneficiary of any Revolving Facility L/C of any notice of a drawing under such Revolving Facility L/C, Lender shall notify Borrower and the applicable L/C RIC thereof. Not later than the Business Day immediately following the date of any payment by Lender under a Revolving Facility L/C, Borrower and the applicable L/C RIC, jointly and severally, shall reimburse Lender in an amount equal to the sum of the amount of such drawing (which, if no Default or Event of Default exists before and after giving effect thereto and subject to the other conditions of this Agreement, can be made with the proceeds of a Revolving Loan), plus interest on the amount of such payment, which interest shall accrue at the lesser of (i) the Prime Rate (if no Default or Event of Default exists) or the Default Rate (if a Default or Event of Default exists), and (ii) the Highest Lawful Rate.

(b)          If Borrower or the applicable L/C RIC fails to so reimburse Lender by the time specified in Section 3.3(a), the amount of the unreimbursed drawing (the “Unreimbursed Amount”) shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

3.4          Obligations Absolute. The obligation of Borrower and the applicable L/C RIC to reimburse Lender for each drawing under each Revolving Facility L/C shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the applicable L/C Agreements under all circumstances, including the following:

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(a)          any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(b)          the existence of any claim, counterclaim, setoff, defense or other right that Borrower or the applicable L/C RIC may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)          any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(e)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or the applicable RIC.

Borrower and the applicable L/C RIC shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately (but in no event later than the Business Day immediately following the date on which Borrower receives a copy of such Letter of Credit or amendment) notify Lender. Borrower and the applicable L/C RIC shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

3.5          Role of Lender. Borrower and each L/C RIC agree that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Lender, any of its Affiliates nor any correspondent, Participant or Assignee of Lender, shall be liable or responsible for any of the matters described in Section 3.4; provided, however, that anything in such clauses to the contrary notwithstanding, Borrower and the applicable L/C RIC may have a claim against Lender, and Lender may be liable to Borrower and the applicable L/C RIC, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower and the applicable L/C RIC which Borrower and the applicable L/C RIC prove were caused by Lender’s willful misconduct or gross negligence or Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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3.6           Cash Collateral. Upon the request of Lender, if an Event of Default exists, Borrower and the applicable L/C RIC, jointly and severally, shall immediately Cash Collateralize the then outstanding amount of all Revolving Facility L/C Obligations. Section 2.5 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 3.6 and Section 2.5, “Cash Collateralize” means to pledge and deposit with or deliver to Lender, as collateral for Revolving Facility L/C Obligations, cash or deposit account balances (in an amount not less than the Revolving Facility L/C Obligations, or if the Cash Collateralization is required pursuant to Section 2.5, in the amount required by Section 2.5) pursuant to documentation in form and substance satisfactory to Lender. Derivatives of such term have corresponding meanings. Borrower and each L/C RIC hereby grant to Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Lender under the control of Lender. The obligations imposed on an L/C RIC pursuant to this Section 3.6 shall be limited to the extent necessary in order for the L/C RIC to comply with all relevant insurance Laws and may be subject to regulatory approval. Upon each request by Lender for Cash Collateral, Borrower and the applicable L/C RIC shall deliver to Lender evidence satisfactory to Lender that the performance by such L/C RIC complies with applicable insurance Laws and has received any necessary consent from any applicable Insurance Regulator.

3.7           Letter of Credit Fees. Borrower and the applicable L/C RIC, jointly and severally, shall pay to Lender a Letter of Credit fee (the “Revolving Facility L/C Fee”) for each Revolving Facility L/C equal to 1.00% times the face amount of such Revolving Facility L/C. The Revolving Facility L/C Fee is due and payable on the date of issuance, the date of renewal (including the date of renewal of each Auto-Renewal Letter of Credit), the date of extension of the expiry date and the date of any amendment to a Revolving Facility L/C if the effect of such amendment is to renew such Revolving Facility L/C, extend the expiry date or increase the maximum amount available to be drawn under such Revolving Facility L/C.

3.8           Fronting Fee and Documentary and Processing Charges Payable to Lender. Borrower and the applicable L/C RIC, jointly and severally, shall pay to Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Lender relating to L/C Credit Extensions (with respect to Revolving Facility L/Cs) as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

3.9           Conflict with L/C Agreements. In the event of any conflict between the terms hereof and the terms of any L/C Agreement, the terms hereof shall control.

3.10         Letters of Credit Issued for L/C RIC. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, an L/C RIC, Borrower shall be obligated to reimburse Lender hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of an L/C RIC inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of each L/C RIC.

3.11         Existing Letters of Credit. Borrower and each L/C RIC acknowledge and agree that each Letter of Credit described on Schedule 3.11 was issued pursuant to the Existing Agreement, is outstanding and shall be a Letter of Credit subject to this Agreement.

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ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1          Taxes.

(a)          Except as provided in this Section 4.1, any and all payments by Borrower or any L/C RIC (with respect to such L/C RIC’s obligations pursuant to Article III or any L/C Agreement) to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other Taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, now or hereafter imposed, and all liabilities with respect thereto, excluding, in the case of Lender, or its Principal Office, applicable lending office, or any branch or Affiliate thereof, Taxes imposed on or measured by its net income (including net income Taxes imposed by means of a backup withholding tax), franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of Lender or its Principal Office, applicable lending office, any branch or Affiliate thereof, in each case imposed: (i) by the jurisdiction under the Laws of which Lender, its Principal Office, applicable lending office, branch or Affiliate is organized or is located, or in which the principal executive office of Lender is located, or any nation within which such jurisdiction is located or any political subdivision thereof, or (ii) by reason of any present or former connection between the jurisdiction imposing such Tax and Lender or its Principal Office, applicable lending office, branch or Affiliate other than a connection arising solely from Lender having executed, delivered or performed its obligation under, or received payment under or enforced this Agreement pursuant to the Laws of such jurisdiction (all such Taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Indemnified Taxes”). If Borrower or any L/C RIC (with respect to such L/C RIC’s obligations pursuant to Article III or any L/C Agreement) shall be required by any Laws to deduct any Indemnified Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable shall be increased as necessary to yield to Lender an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower and such L/C RIC shall make such deductions, (iii) Borrower and such L/C RIC shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with Applicable Laws, and (iv) promptly (but in no event later than thirty days) after the date of such payment, Borrower and such L/C RIC shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b)          In addition, Borrower and each L/C RIC (with respect to such L/C RIC’s obligations pursuant to Article III or any L/C Agreement) shall pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)          If Borrower or any L/C RIC (with respect to such L/C RIC’s obligations pursuant to Article III or any L/C Agreement) shall be required to deduct or pay any Indemnified Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Lender, Borrower and such L/C RIC shall also pay to Lender, at the time interest on the Obligations is paid, such additional amount that Lender specifies as necessary to preserve the after-tax yield (after factoring in all Taxes, including Taxes imposed on or measured by net income) Lender would have received if such Indemnified Taxes or Other Taxes had not been imposed.

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(d)          BORROWER AND EACH L/C RIC (WITH RESPECT TO SUCH L/C RIC’S OBLIGATIONS PURSUANT TO ARTICLE III OR ANY L/C AGREEMENT) SHALL INDEMNIFY LENDER FOR (i) THE FULL AMOUNT OF INDEMNIFIED TAXES AND OTHER TAXES (INCLUDING ANY INDEMNIFIED TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION) PAID BY LENDER, (ii) AMOUNTS PAYABLE UNDER SECTION 4.1(c) AND (iii) ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, IN EACH CASE WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. PAYMENT UNDER THIS SECTION 4.1(d) SHALL BE MADE WITHIN THIRTY DAYS AFTER THE DATE LENDER MAKES A DEMAND THEREFOR.

(e)          If Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or an L/C RIC or with respect to which Borrower or an L/C RIC has paid additional amounts pursuant to this Section, it shall pay to Borrower or such L/C RIC, as appropriate, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower or such L/C RIC under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower and such L/C RIC, upon the request of Lender, jointly and severally, agree to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. Neither this Section nor any other Loan Document shall be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower, any L/C RIC or any other Person.

4.2           Illegality. If Lender determines that any change in Law on or after the Agreement Date has made it unlawful, or that any Governmental Authority on or after the Agreement Date has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Basis, then, on notice thereof by Lender to Borrower, any obligation of Lender to make or maintain Eurodollar Rate Loans shall be suspended until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon the date of such notice, all Eurodollar Rate Loans shall convert to Prime Rate Loans. Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender.

4.3           Inability to Determine Rates. If (a) Lender reasonably determines in connection with any request for or maintenance of a Eurodollar Rate Loan or any determination of the Eurodollar Basis that (i) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and applicable term, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Basis, or (b) Lender notifies Borrower that the Eurodollar Basis for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to Lender of funding or maintaining such Eurodollar Rate Loan, Lender will promptly notify Borrower. Thereafter, the obligation of Lender to make or maintain Eurodollar Rate Loans shall be suspended until Lender notifies Borrower that Lender revokes such notice. Upon the date of such notice, all Eurodollar Rate Loans shall convert to Prime Rate Loans.

4.4           Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

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(a)          If Lender in good faith determines that as a result of the introduction of or any change in or in the interpretation of any Law on or after the Agreement Date, or Lender’s compliance therewith, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by Lender in connection with any of the foregoing (excluding for purposes of this Section 4.4(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes (as to which Section 4.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any political subdivision of either thereof under the Laws of which Lender is organized or has its Principal Office or applicable lending office, and (iii) reserve requirements contemplated by Section 4.4(c)), then from time to time within five Business Days after demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for increased cost or reduction.

(b)          If Lender in good faith determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof on or after the Agreement Date, or compliance by Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender with respect to this Agreement as a consequence of Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender’s desired return on capital), then from time to time within five Business Days after demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction.

(c)          Borrower shall pay to Lender, as long as Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Eurodollar Rate Loan by Lender (as determined by Lender in good faith, which determination shall constitute prima facie evidence as to the facts thereof), which shall be due and payable on each date on which interest is payable on such Eurodollar Rate Loan, provided Borrower shall have received at least fifteen days’ prior notice of such additional interest from Lender. If Lender fails to give notice fifteen days prior to the relevant Payment Date, such additional interest shall be due and payable fifteen days from receipt of such notice.

(d)          If Lender claims any additional amounts payable pursuant to this Section 4.4, it shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of Lender, be disadvantageous to Lender.

4.5           Matters Applicable to all Requests for Compensation. Any demand or notice delivered by Lender to Borrower or any L/C RIC claiming compensation under this Article IV shall be in writing and shall certify (a) that one of the events described in this Article IV has occurred, describing in reasonable detail the nature of such event and (b) as to the amount or amounts for which Lender seeks compensation hereunder, setting forth in reasonable detail the basis for and calculations of such compensation. Such certification shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

4.6           Dodd-Frank. Notwithstanding anything in this Agreement to the contrary (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (b) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign Governmental Authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Agreement Date, regardless of the date enacted, adopted, issued or implemented.

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4.7          Survival. All of Borrower’s and each L/C RIC’s obligations under this Article IV shall survive termination of the Commitments and payment in full of all Obligations.

ARTICLE V

CONDITIONS PRECEDENT

5.1          Conditions Precedent to Restatement of Existing Agreement, Initial Revolving Loan and L/C Credit Extension. The obligation of Lender to restate the Existing Agreement, make the initial Revolving Loan on or after the Agreement Date and to make the initial L/C Credit Extension on or after the Agreement Date is subject to (i) receipt by Lender of the following items which are to be delivered, in form and substance reasonably satisfactory to Lender and (ii) satisfaction of the following conditions, in form and substance reasonably satisfactory to Lender:

(a)          Borrower Certificate. A certificate of officers acceptable to Lender of Borrower certifying as to (i) the incumbency of the officers signing such certificate and the Loan Documents to which it is a party, (ii) an original certified copy of its Articles of Incorporation or Certificate of Incorporation, as applicable, certified as true, complete and correct as of a date acceptable to Lender by the appropriate authority of the State of Nevada, (iii) a copy of its By-Laws, as in effect on the Agreement Date, (iv) a copy of the resolutions of its Board of Directors authorizing it to execute, deliver and perform the Loan Documents to which it is a party, (v) an original certificate or certificates of good standing, existence and qualification issued by the appropriate authority or authorities of the States of Nevada and Texas (certified as of a date acceptable to Lender), (vi) the accuracy of the representations and warranties in the Loan Documents, (vii) no Default or Event of Default exists, and (viii) no Material Adverse Change having occurred.

(b)          AHIC Certificate. A certificate of officers acceptable to Lender of AHIC certifying as to (i) the incumbency of the officers signing such certificate and the Loan Documents to which it is a party, (ii) an original certified copy of its Articles of Incorporation, certified as true, complete and correct as of a date acceptable to Lender by the Commissioner of Insurance, Texas Department of Insurance, (iii) a copy of its By-Laws, as in effect on the Agreement Date, (iv) a copy of the resolutions of the appropriate governance board authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (v) a copy of the Certificate of Authority of AHIC, issued by the Commissioner of Insurance, Texas Department of Insurance (certified as of a date acceptable to Lender).

(c)          HIC Certificate. A certificate of officers acceptable to Lender of HIC certifying as to (i) the incumbency of the officers signing such certificate and the Loan Documents to which it is a party, (ii) an original certified copy of its Articles of Incorporation, certified as true, complete and correct as of a date acceptable to Lender by the Arizona Department of Insurance and the Arizona Secretary of State, (iii) a copy of its By-Laws, as in effect on the Agreement Date, (iv) a copy of the resolutions of the appropriate governance board authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (v) a copy of the Authorization and Deposit Certificate of HIC, issued by the Arizona Department of Insurance (certified as of a date acceptable to Lender).

(d)          Revolving Note. The duly executed Revolving Note, payable to the order of Lender and in an amount equal to the Revolving Commitment.

(e)          Security Documents. The duly executed and completed Pledge Agreement executed by Borrower, dated as of the Agreement Date, granting to Lender a Lien in the Collateral set forth therein (which Lien shall be perfected and first priority), together with stock certificates evidencing all of the Equity Interest of each of AHIC and HIC (which certificates shall not contain any restriction on transfer not acceptable to Lender), (ii) undated, blank stock powers executed by Borrower of the stock or other Equity Interest evidenced by such certificates (with signatures guaranteed as required by Lender); and (iii) confirmations of all Liens in all Equity Interest of each of AHIC and HIC.

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(f)          Governance Document Waiver. Waivers of any Equity Interest transfer restrictions contained in the organization and governance documents of each of AHIC and HIC, duly executed by each party thereto.

(g)          Expenses. Reimbursement for Attorney Costs incurred through the date hereof.

(h)          UCC and Lien Searches. Searches of the Uniform Commercial Code, Tax lien and other records as Lender may require.

(i)          Opinions of Borrower’s, AHIC’s and HIC’s Counsel. Opinions of counsel to Borrower, AHIC and HIC addressed to Lender, dated the Agreement Date and covering such matters incident to the transactions contemplated hereby as Lender or Special Counsel may reasonably request.

(j)          Obligor Proceedings. Evidence that all corporate proceedings of each Obligor and each other Person (other than Lender) taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender and Special Counsel; and Lender shall have received copies of all documents or other evidence which Lender or Special Counsel may reasonably request in connection with such transactions.

(k)          Current Financial Statements. A copy of the Current Financials, including (i) the audited annual consolidated Financial Statements, showing the financial condition and results of operations of Borrower and its consolidation Subsidiaries as of, and for the year ended on, December 31, 2014, together with the opinion of Auditors containing only qualifications and emphasis acceptable to Lender, (ii) the unaudited consolidated Financial Statements, showing the financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the fiscal quarter ended on, March 31, 2015, (iii) the annual financial statements of each RIC prepared in the form of convention blanks prescribed by NAIC, as filed with the Insurance Regulator of such RIC’s jurisdiction of organization, for the year ended on December 31, 2014, and (iv) the quarterly financial statements of each RIC prepared in the form of convention blanks prescribed by NAIC, as filed with the Insurance Regulator of such RIC’s jurisdiction of organization, for the quarter ended on March 31, 2015.

(l)          Reinsurance Agreements and Retrocession Agreements. If requested by Lender, a copy of any Reinsurance Agreement or Retrocession Agreement to which Borrower or any Subsidiary is a party or it or its property is subject.

(m)          Insurance. Evidence that insurance required by the Loan Documents is in effect.

(n)          Investment Portfolio and Policy. A schedule of all Existing Investments and a copy of the complete currently effective Investment Policy of each RIC, and Lender shall be satisfied with the investment portfolio of each RIC and the Investment Policy of each RIC.

(o)          Notice of Final Agreement. The Notice of Final Agreement executed by all parties thereto.

(p)          Other Documents. In form and substance satisfactory to Lender and Special Counsel, such other documents, instruments and certificates as Lender may reasonably require in connection with the transactions contemplated hereby.

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5.2          Conditions Precedent to all Revolving Loans and L/C Credit Extensions. The obligation of Lender to make each Revolving Loan (including the initial Revolving Loan on or after the Agreement Date) and to make each L/C Credit Extension (including the initial L/C Credit Extension on or after the Agreement Date) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Revolving Loan or L/C Credit Extension:

(a)          Representations and Warranties. All of the representations and warranties of Borrower and each other Obligor under this Agreement and each other Loan Document, which, pursuant to Section 8.23, are made at and as of the time of each Revolving Loan and each L/C Credit Extension, shall be true and correct when made, except to the extent applicable to a specific date, both before and after giving effect to the application of the proceeds of such Revolving Loan and L/C Credit Extension.

(b)          No Default or Event of Default. There shall not exist a Default or Event of Default.

(c)          Notices; Documents.         Lender shall have received all notices and documents required by Articles II and III as a condition to the related Revolving Loan or L/C Credit Extension.

(d)          Litigation. There shall be no Litigation pending against, or, to Borrower’s or any Obligor’s knowledge, threatened against Borrower, any other Obligor, or any Subsidiary, or in any other manner relating directly and adversely to Borrower, any other Obligor, or any Subsidiary, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

(e)          Material Adverse Change. There shall have occurred no change in the business, assets, operations, prospects or conditions (financial or otherwise) of Borrower, any other Obligor, or any Subsidiary since December 31, 2014, which caused or could reasonably be expected to cause a Material Adverse Effect.

5.3          Conditions Precedent to all Revolving Loans for Permitted Acquisitions. The obligation of Lender to make each Revolving Loan (including the initial Revolving Loan on or after the Agreement Date) any proceeds of which will be used to make a Permitted Acquisition is subject to receipt by Lender of each of the documents and performance by Borrower of each of the acts required by the Loan Documents and Lender as a condition to the making of such Revolving Loan.

ARTICLE VI

AFFIRMATIVE COVENANTS

From the date hereof and so long as this Agreement is in effect and until payment in full of the Obligations, the termination of the Commitments, and the performance of all other obligations of each Obligor under this Agreement and each other Loan Document, Borrower will, and will cause each Subsidiary to:

6.1          General Covenants.

(a)          Payment of Taxes and Claims. Pay and discharge all lawful Taxes imposed upon its income or profits or upon any of its property before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided, however, that it shall not be required to pay or discharge any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and it shall pay such Tax, charge or claim before any property subject thereto shall be sold to satisfy a Lien.

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(b)          Maintenance of Existence. Do all things necessary to preserve and keep in full force and effect its existence as a corporation, limited liability company or partnership, as appropriate (except, as to Subsidiaries, as permitted by Sections 7.9 and 7.11).

(c)          Preservation of Property. Keep its properties which are necessary to continue business, whether owned in fee or otherwise, or leased, in good operating condition, ordinary wear and tear excepted, and comply with all material leases to which it is a party or under which it occupies or uses property so as to prevent any material loss or forfeiture thereunder.

(d)          Insurance. Maintain in force with financially sound and reputable insurers, policies with respect to its property and business against such casualties and contingencies (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of entities engaged in the same or similar lines of business of comparable size and financial strength.

(e)          Compliance with Applicable Laws. Comply in all material respects with the requirements of all applicable Laws and orders of any Governmental Authority, except where contested in good faith and by proper proceedings or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In addition, Borrower shall, and shall cause each Subsidiary to, maintain in effect and enforce policies and procedures designed to ensure compliance by such Person, its Subsidiaries and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(f)          Licenses. Obtain and maintain all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

6.2          Accounts, Reports and Other Information. Maintain a system of accounting in accordance with GAAP or SAP, as appropriate, consistently applied, and furnish, or cause to be furnished, to Lender the following:

(a)          Annual Financial Statements.

(i)          As soon as available, but in any event within 160 days after the last day of each fiscal year of Borrower, annual consolidated and consolidating Financial Statements (such consolidated Financial Statements to be audited), showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the year ended on, such last day, accompanied by (A) an opinion of Auditors containing only qualifications (including qualifications as to the scope of the examination) and emphasis acceptable to Lender, which opinion shall state that said consolidated Financial Statements have been prepared in accordance with GAAP consistently applied, and that the examination of Auditors in connection with such consolidated Financial Statements has been made in accordance with generally accepted auditing standards and applicable Securities Laws and that said consolidated Financial Statements present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries and their results of operations; (B) if required by Sarbanes-Oxley, an attestation report of Auditors as to Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley expressing a conclusion to which Lender does not object; (C) a certificate of the chief financial officer of Borrower, which certificate shall state that said Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and their results of operations; and (D) a description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

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(ii)         As soon as available, but in any event within 60 days after the last day of each fiscal year of Borrower, unaudited annual consolidated and consolidating Financial Statements (such consolidated and consolidating Financial Statements shall be in a format, prepared in a manner and based on assumptions and procedures as are reasonably acceptable to Lender), showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the year ended on, such last day, accompanied by (A) a certificate of the chief financial officer of Borrower, which certificate shall state that said Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and their results of operations; and (B) a description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

(iii)        With respect to each RIC, within 15 days after the first to occur of (A) the required filing date (as established by Law or the applicable Insurance Regulator), and (B) the date on which actually filed, audited annual Financial Statements, prepared by Auditors in accordance with SAP, showing the financial condition and results of operations of such RIC, as of, and for the year ended on, such last day, accompanied by (1) an opinion of Auditors containing only qualifications (including qualifications as to the scope of the examination) and emphasis acceptable to Lender, which opinion shall state that said Financial Statements have been prepared in accordance with SAP consistently applied, and that the examination of the Auditors in connection with such Financial Statements has been made in accordance with generally accepted auditing standards and that said Financial Statements present fairly the financial condition of such RIC, and its results of operations; and (2) a description of all Contingent Debt and Off-Balance Sheet Liabilities of such RIC.

(iv)         With respect to each RIC, within 15 days after the first to occur of (A) the required filing date (as established by Law or the applicable Insurance Regulator), and (B) the date on which actually filed, annual Financial Statements prepared in the form of convention blanks prescribed by NAIC, as filed with each Insurance Regulator.

(v)          With respect to each RIC, as soon as available and in any event within 15 days after the required filing date (as established by Law or the applicable Insurance Regulator), a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for such RIC (prepared in accordance with SAP) for each fiscal year of such RIC and as filed with the applicable Insurance Regulator in compliance with the requirements thereof (or a report containing equivalent information for such RIC, if such RIC is not so required to file the foregoing with the applicable Insurance Regulator).

(vi)         Within 60 days after the end of each fiscal year of Borrower, a Litigation Report for such fiscal year.

(b)          Quarterly Financial Statements.

(i)          Within 60 days after the last day of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) of Borrower, (A) unaudited consolidated and consolidating Financial Statements (which consolidated and consolidating Financial Statements shall be in format, prepared in a manner and based on such assumptions and procedures as are acceptable to Lender), showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the quarter ended on, such last day (subject to year-end adjustment), and which shall include an income statement for the fiscal year through such last day, prepared in accordance with GAAP; (B) a certificate of the chief financial officer of Borrower, which certificate shall state that said Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and their results of operations; and (C) a description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

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(ii)         With respect to each RIC, within 60 days after the last day of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) of such RIC, unaudited quarterly Financial Statements, prepared in accordance with SAP, showing the financial condition and results of operations of such RIC as of, and for the quarter ended on, such last day (subject to year-end adjustment), and which shall include an income statement for the fiscal year through such last day, and in the form of quarterly financial statements prescribed by NAIC, and including a report with respect to “Invested Assets” as set forth on Schedule D on such financial statements, together with a description of all Contingent Debt and Off-Balance Sheet Liabilities of such RIC.

(iii)        Within 60 days after the end of each fiscal quarter of Borrower, a Loss Report as at the last day of such quarter.

(iv)         Within 60 days after the end of each fiscal quarter of Borrower, a Compliance Certificate executed by an Authorized Signatory who is a senior financial officer of Borrower.

(v)          Within 60 days after the end of each fiscal quarter of Borrower, a report analyzing the Combined Ratio for such fiscal quarter, such report to be in form and substance satisfactory to Lender.

(c)          Other Reports. Promptly upon request by Lender, a copy of (i) such financial statements, reports, notices or proxy statements sent by it to stockholders requested by Lender, (ii) such regular or periodic reports and any registration statements, prospectuses and written communications in respect thereof filed by it with any state insurance department, any securities exchange, or with the SEC or any successor agency requested by Lender, and (iii) all press releases concerning it.

(d)          Notice of Default. Promptly upon the happening of any condition or event which constitutes an Event of Default or Default, a written notice specifying the nature and period of existence thereof and what action it is taking and propose to take with respect thereto.

(e)          Notice of Litigation. Promptly upon becoming aware of the existence of any Litigation, other than that arising in the normal course of business related to policies of insurance issued to its policyholders and in which the amount in controversy is within policy limits, before any Governmental Authority, arbitrator or mediator (but no later than 10 Business Days after the filing thereof) involving it, (i) which could reasonably be expected to involve its payment of $500,000.00 or more, or (ii) which, under normal operating standards, could reasonably be expected to result in a reserve being established in excess of $500,000.00 a written notice specifying the nature thereof and whether it will contest such proceeding.

(f)          Notice of Claimed Default. Promptly upon becoming aware that the holder of any note or any evidence of indebtedness or other security or payee of any obligation in an amount of $250,000 or more has given notice or taken any action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what action it is taking or proposes to take with respect thereto.

(g)          Notice from Governmental Authority. Promptly upon receipt thereof, information with respect to and copies of any notices received from any Governmental Authority relating to an order, ruling, statute or other Law or information which could reasonably be expected to have a Material Adverse Effect.

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(h)          Investment Policy. Within 5 days after any material amendment to or restatement of any Investment Policy of any RIC, a copy of such material amendment or restatement as approved by the board of directors or other appropriate governance body of such RIC.

(i)          Auditors’ Reports. Promptly upon receipt thereof, a copy of (i) each other report or “management letter” submitted to Borrower or any of its Subsidiaries by Auditors in connection with any annual, interim or special audit made by them of the books of Borrower or such Subsidiary and (ii) each report submitted to Borrower or any of its Subsidiaries by any Auditors to the extent that such report, in the good faith opinion of Borrower or such Subsidiary, identifies a condition, situation or event that has or is reasonably likely to have a Material Adverse Effect.

(j)          Internal Control Event. Promptly upon the occurrence of an Internal Control Event, a written notice specifying the nature and period of existence thereof and what action it is taking and proposes to take with respect thereto.

(k)          Reserve Adequacy Report. Promptly following a reasonable request from Lender, a report prepared (at the expense of Borrower) by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to Lender reviewing the adequacy of reserves and surplus of each RIC determined in accordance with SAP, which firm shall be provided access to or copies of all reserve and surplus analyses and valuations relating to the Insurance Business of each RIC in the possession of or available to Borrower or any of its Subsidiaries.

(l)          Other Regulatory Statements and Reports. Promptly (i) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any RIC, delivered to such Person by any Insurance Regulator, insurance commission or similar Governmental Authority, (ii) after receipt thereof, a copy of the final report to each RIC from the NAIC for each fiscal year, as to such RIC’s compliance or noncompliance with each of the NAIC Tests, (iii) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a RIC is a party to the extent such termination, cancellation or recapture is likely to have a Material Adverse Effect, (iv) and in any event within ten Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any RIC by any Insurance Regulator, including any request by an Insurance Regulator which commits a RIC to take or refrain from taking any action and which, if such RIC fails to comply with such request, could affect the authority of such RIC to conduct its business, and (v) and in any event within thirty Business Days after Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual change in the insurance Laws enacted in any state in which any RIC is domiciled which could reasonably be expected to have a Material Adverse Effect.

(m)          A.M. Best. Not later than 15 days after receipt by Borrower, a copy of (i) each A.M. Best report, if any, with respect to Borrower or any of its Subsidiaries, and (ii) all correspondence from A.M. Best to Borrower or any of its Subsidiaries the contents of which (A) relate to a probable downgrade of the A.M. Best rating of any RIC or (B) describe or relate to a circumstance that could reasonably be expected to have a Material Adverse Effect.

(n)          Annual Budget. If requested by Lender, as soon as available, but in any event not later than sixty days after the first day of each fiscal year of Borrower, a copy of the final annual consolidated and consolidating operating budget and projections of Borrower and Subsidiaries for such fiscal year in form and substance satisfactory to Lender.

(o)          Requested Information. With reasonable promptness, such other data, including any management reports to the Board of Directors of Borrower or any of its Subsidiaries, and information as from time to time may be reasonably requested by Lender.

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6.3           Inspection. (a) If no Event of Default exists, upon three Business Day’s prior notice, and as often as may be reasonably requested, and (b) if an Event of Default exists, upon request by Lender, permit Lender or any representatives of Lender to visit and inspect any of its properties, to examine all books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with its officers, employees and Auditors (and by this provision Borrower authorizes Auditors to discuss with Lender and its representatives the finances and affairs of Borrower and its Subsidiaries). All reasonable costs and expenses of Lender related to the first such inspection during each fiscal year conducted when no Event of Default exists shall be a part of the Obligations and paid by Borrower to Lender within ten days after demand by Lender. All costs and expenses of Lender related to each such inspection conducted when an Event of Default exists shall be a part of the Obligations and paid by Borrower to Lender within ten days after demand by Lender.

6.4           Compliance with ERISA. Comply with ERISA in all material respects, and (a) at all times make contributions within the time limits imposed by Law to meet the minimum funding standards set forth in ERISA with respect to any Plan; (b) notify Lender as soon as reasonably practicable of any fact which it knows or should know, including but not limited to any Reportable Event, arising in connection with any Plan which could reasonably be expected to result in termination thereof by the PBGC or for the appointment by a Governmental Authority of a trustee to administer the Plan; and

(c) furnish to Lender upon such request such additional information concerning any Plan as Lender may reasonably request.

6.5           Performance of Obligations. Perform all of its obligations under the Loan Documents.

6.6           Maintenance of Priority of Bank Liens. Upon the request of Lender from time to time, it shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, pledge agreements and other agreements, documents, instruments, and certificates as Lender may deem necessary or appropriate in order to perfect and maintain the Bank Liens in favor of Lender and preserve and protect the rights of Lender in respect of the Collateral.

6.7           Indemnity. BORROWER SHALL DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES’) OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE ATTORNEY COSTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF BORROWER OR ANY OF ITS SUBSIDIARIES), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF ANY REVOLVING LOANS AND L/C CREDIT EXTENSIONS, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST LENDER AND NOT BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF ANY REVOLVING LOAN OR LETTER OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, “INDEMNIFIED MATTERS”). IN ADDITION, BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF BORROWER, LENDER AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

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6.8           Use of Proceeds. Borrower shall use (a) the proceeds of the Revolving Loans to (i) provide working capital to Borrower and Domestic Subsidiaries, (ii) to acquire Equity Interests of or make capital contributions to a Person that is either a Subsidiary on the Agreement Date or became a Domestic Subsidiary after the Agreement Date as permitted by and in compliance with this Agreement, which capital contribution will result in an increase of paid-in surplus of such Domestic Subsidiary in an amount equal to such capital contribution, (iii) to acquire surplus debentures issued by a RIC that is a Domestic Subsidiary of Borrower on the Agreement Date, (iv) to make loans to Domestic Subsidiaries, (v) subject to Section 5.3, to make Permitted Acquisitions, and (vi) to purchase Equity Interests of Borrower; provided, that each such purchase is made in compliance with all applicable Securities Laws, and (b) the Revolving Facility L/Cs and proceeds of the Revolving Facility L/Cs to secure the performance of Borrower and/or an L/C RIC pursuant to Reinsurance Agreements to which it is or they are a party or such other purpose as Lender may permit in its discretion. Borrower shall not request any Revolving Borrowing and neither Borrower nor any L/C RIC shall request any L/C Credit Extension, and Borrower shall not use the proceeds of any Revolving Borrowing and neither Borrower nor any L/C RIC shall use the proceeds of any Letter of Credit, and Borrower shall procure that Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Revolving Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or any Subsidiary.

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ARTICLE VII

NEGATIVE COVENANTS

From the date hereof and so long as this Agreement is in effect and until payment in full of the Obligations, the termination of the Commitments, and the performance of all other obligations of each Obligor under this Agreement and each other Loan Document:

7.1           AHIC Total Adjusted Capital. Borrower shall not permit Total Adjusted Capital of AHIC to be less than the greater of (a) $90,000,000 and (b) the amount required for Risk-Based Capital of AHIC to equal 250%, as at the last day of any fiscal quarter of AHIC.

7.2           HIC Total Adjusted Capital. Borrower shall not permit Total Adjusted Capital of HIC to be less than the greater of (a) $50,000,000 and (b) the amount required for Risk-Based Capital of HIC to equal 250%, as at the last day of any fiscal quarter of HIC.

7.3           Combined Ratio. Borrower shall not permit the Combined Ratio, determined as at the last day of any fiscal quarter of Borrower, to be greater than 103%.

7.4           Consolidated Net Worth. Borrower shall not permit Consolidated Net Worth to be less than $275,000,000 as at the last day of any fiscal quarter of Borrower.

7.5           Fixed Charges Coverage Ratio. Borrower shall not permit the Fixed Charges Coverage Ratio to be less than 1.25 to 1.00 as at the last day of any fiscal quarter of Borrower.

7.6           Limitation on Debt. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt except Permitted Debt.

7.7           Limitation on Liens. Borrower shall not, and shall not permit any Subsidiary to, create or suffer to be created or to exist any Lien upon any of its properties or assets except Permitted Liens.

7.8           Burdensome Agreements. Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement (other than this Agreement and the other Loan Documents) that limits the ability (a) of any Subsidiary to pay Dividends to Borrower or to otherwise transfer property to Borrower, (b) of any Subsidiary to guarantee the Obligations or (c) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

7.9           Disposition of Assets. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, Dispose of all or any portion of any of its properties (including any Equity Interests of any Subsidiary and Equity Interests constituting Collateral) and assets except (a) Dispositions pursuant to its Investment Policy in the ordinary course of business for full and fair consideration, (b) other Dispositions in the ordinary course of business for full and fair consideration, (c) mergers of Subsidiaries of Borrower described in the proviso to Section 7.11, and (d) Dispositions not in the ordinary course of business if (i) no single asset Disposed of or single transaction including a Disposition has a value (valued at the greater of market or book (determined in accordance with GAAP) value) more than $250,000 and (ii) the aggregate value (valued at the greater of market or book (determined in accordance with GAAP) value) of all such Dispositions by Borrower and its Subsidiaries during any fiscal year of Borrower is less than $500,000.

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7.10         Acquisition of Assets. Borrower shall not, and shall not permit any Subsidiary to, acquire any assets, property or business of any Person, or participate in any joint venture, or create or acquire any Subsidiary, except (a) Permitted Acquisitions, and (b) Borrower may form new direct wholly-owned Subsidiaries which are corporations or limited liability companies which will engage in the insurance agency or managing general agency business and new property and casualty insurance companies that are wholly-owned Subsidiaries of Borrower or another RIC.

7.11         Merger and Consolidation. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly consolidate with or merge into any other Person, permit any other Person to consolidate with or merge into it, or acquire any Person (other than acquisitions permitted by Section 7.10); provided, so long as no Default or Event of Default exists at the time of or immediately after giving effect thereto, (a) Subsidiaries may merge with and into Borrower so long as Borrower is the survivor; (b) a Domestic Subsidiary which is not a RIC may merge with and into any other Domestic Subsidiary which is not a RIC; and (c) a RIC may merge with and into another RIC that is a Domestic Subsidiary.

7.12         Loans and Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment except (a) Permitted Investments, and (b) acquisitions permitted by Section 7.10.

7.13         ERISA. Borrower shall not, and shall not permit any Subsidiary to, make funding contributions with respect to any Plan that are less than the minimum required by ERISA or the regulations thereunder, or permit any Plan ever to be subject to involuntary termination proceeding by the PBGC pursuant to ERISA § 4042(a).

7.14         Assignment. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, assign or transfer, or attempt to do so, any rights, duties or obligations under the Loan Documents, except in connection with a merger of a Subsidiary described in the proviso to Section 7.11.

7.15         Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary to, carry on any transaction with any of their respective Affiliates (other than Borrower or any Subsidiary) except at arm’s length and in the ordinary course of business.

7.16         Business. Borrower shall not, and will not permit any Subsidiary to, engage in any material line or lines of business activity or any businesses other than Insurance Business and related activities.

7.17         Activities of Hallmark Trust I and Hallmark Trust II.

(a)          Neither Borrower nor any of its Subsidiaries shall permit Hallmark Trust I to engage in any business activity other than as described in the Hallmark Trust I Declaration of Trust (as such agreement existed on June 21, 2005).

(b)          Neither Borrower nor any of its Subsidiaries shall permit Hallmark Trust II to engage in any business activity other than as described in the Hallmark Trust II Declaration of Trust (as such agreement existed on August 23, 2007).

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7.18         2005 Documents and 2007 Documents.

(a)          Borrower shall not, and shall not permit any of its Subsidiaries to, change, amend or restate (or take any action or fail to take any action the result or which is an effective amendment, change or restatement) or accept any waiver or consent with respect to, any 2005 Document, that would result in (i) an increase in the principal, interest, overdue interest, fees or other amounts payable under any 2005 Document, (ii) an acceleration of any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any 2005 Document (including, without limitation, as a result of any redemption), (iii) a change in any of the subordination provisions of any 2005 Document, (iv) a change in any of the interest deferral provisions of any 2005 Document, or (v) any other change in any term or provision of any 2005 Document that could reasonably be expected to have an adverse effect on the interests of Lender. No redemption, purchase, Dividend, payment, distribution or other transfer of property shall be made to or for the benefit of any holder of or in respect of any Equity Interest or Debt of Hallmark Trust I, the 2005 Debentures, the 2005 Indenture, the 2005 Preferred Securities, the Hallmark Trust I Declaration of Trust or the 2005 Guaranty other than, if a Default or Event of Default does not exist prior or after giving effect thereto, payments of regularly scheduled cash interest payments in respect of the 2005 Debentures by Borrower and payments of regularly scheduled cash interest payments in respect of 2005 Preferred Securities by Hallmark Trust I.

(b)          Borrower shall not, and shall not permit any of its Subsidiaries to, change, amend or restate (or take any action or fail to take any action the result or which is an effective amendment, change or restatement) or accept any waiver or consent with respect to, any 2007 Document, that would result in (i) an increase in the principal, interest, overdue interest, fees or other amounts payable under any 2007 Document, (ii) an acceleration of any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any 2007 Document (including, without limitation, as a result of any redemption), (iii) a change in any of the subordination provisions of any 2007 Document, (iv) any change in any of the interest deferral provisions of any 2007 Document, or (v) any other change in any term or provision of any 2007 Document that could reasonably be expected to have an adverse effect on the interests of Lender. No redemption, purchase, Dividend, payment, distribution or other transfer of property shall be made to or for the benefit of any holder of or in respect of any Equity Interest or Debt of Hallmark Trust II, the 2007 Debentures, the 2007 Indenture, the 2007 Preferred Securities, the Hallmark Trust II Declaration of Trust or the 2007 Guaranty other than, if a Default or Event of Default does not exist prior or after giving effect thereto, payments of regularly scheduled cash interest payments in respect of the 2007 Debentures by Borrower and payments of regularly scheduled cash interest payments in respect of 2007 Preferred Securities by Hallmark Trust II.

7.19         Limitation on Dividends and Distributions. Borrower shall not declare, pay or otherwise be liable for the payment of any Dividend if an Default or Event of Default exists at the time thereof or will exist immediately after giving effect thereto.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants, and covenants to Lender as follows:

8.1           Organization and Qualification. Borrower and each of its Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization; (b) is duly licensed and in good standing as a foreign corporation, limited liability company or limited partnership in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing as such; and (c) possesses all requisite corporate, limited liability company or limited partnership (respectively) power, authority and legal right, to execute, deliver and comply with the terms of the Loan Documents to be executed by it, all of which have been duly authorized and approved by all necessary corporate, limited liability company or limited partnership action (respectively) and for which no approval or consent of any Governmental Authority which has not been obtained is required. No proceeding is pending for the forfeiture of any Borrower’s or any such Subsidiary’s organization documents or its dissolution. The issued and outstanding capital stock, limited liability company interest and partnership interest of Borrower and each Subsidiary is duly authorized validly issued, fully paid and nonassessable, and free of the preemptive rights of shareholders and other equity holders. Schedule 8.1 sets forth the respective jurisdiction of organization and percentage ownership as of the Agreement Date of each Subsidiary. Borrower has no direct or indirect Subsidiary other than those set forth on Schedule 8.1. Neither a material portion of the operations nor a material portion of the assets of Borrower or any Subsidiary (other than a RIC) are conducted or located in a jurisdiction other than such Person’s jurisdiction of organization.

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8.2           Financial Statements. The financial statements described in Section 5.1(k) heretofore furnished to Lender are complete and correct in all material respects and prepared in accordance with GAAP or SAP, as appropriate, and fairly present the financial condition of the Persons described therein as of the dates indicated and for the periods involved. There are no Contingent Debts, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, any of which are material in amount in relation to the financial condition of Borrower or any Subsidiary, except as disclosed on such financial statements. The description of all Off-Balance Sheet Liabilities of Borrower and Subsidiaries heretofore furnished to Lender is complete and correct in all material respects. Since the date of the Financial Statements described in Section 5.1(k) or the Current Financials, there has been no Material Adverse Change or Internal Control Event.

8.3           Compliance With Laws and Other Matters. The execution, delivery and performance and compliance with the terms of the Loan Documents will not cause Borrower or any Subsidiary to be, (a) in violation of its corporate charter or bylaws, certificate of organization, operating agreement, certificate of limited partnership, partnership agreement or other organization and governance document, (b) in violation of any Law in any respect which could reasonably be expected to have any Material Adverse Effect, or (c) in default (nor has any event occurred which, with notice or lapse of time or both, could constitute a default) under any material agreement (including any agreement related to any Debt of such Person).

8.4           Litigation. There is no Litigation pending against or, to the knowledge of Borrower, threatened against or affecting any Borrower or any Subsidiary or their respective assets or properties which involves the probability of any final judgment or liability which could reasonably be expected to result in a Material Adverse Change. Schedule 8.4 is a complete and correct description of all Existing Litigation where the amount in controversy is equal to or greater than $500,000. There are no outstanding or unpaid final judgments against Borrower or any Subsidiary.

8.5           Debt. Since the date of the latest of the Current Financials, neither Borrower nor any of its Subsidiaries has incurred any Debt except Permitted Debt. Schedule 8.5 is a complete and correct description of all Existing Debt.

8.6           Title to Properties. Borrower and each Subsidiary have (a) full corporate, limited liability or partnership (respectively) power, authority and legal right to own and operate the properties which it now owns or leases, and to carry on the lines of business in which it is now engaged, and (b) good and marketable title to its owned properties, subject to no Lien of any kind, except Permitted Liens.

8.7           Authorization; Validity. The Board of Directors, managers, partners or other appropriate governance board of each Obligor has duly authorized the execution and delivery of the Loan Documents to which such Obligor is a party and the performance of their respective terms. No consent of the stockholders, members, partners or other equityholders of any Obligor is required as a prerequisite to the validity and enforceability of any Loan Document. Each Obligor has full corporate, limited liability or partnership (respectively) power, authority and legal right to execute and deliver and to perform and observe the provisions of all Loan Documents to which such Obligor is a party. Each of the Loan Documents is the legal, valid and binding obligation of each Obligor which is a party thereto, enforceable in accordance with its respective terms, subject as to enforcement of remedies to any Debtor Relief Laws.

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8.8           Taxes. Borrower and each Subsidiary have filed all federal and state and all other material income Tax returns which are required to be filed by such Person and have paid all Taxes as shown on said returns, and all Taxes due and payable without returns and all assessments received to the extent that such Taxes or assessments have become due and payable. All Tax liabilities of Borrower and each Subsidiary are adequately provided for on the books of such Person, including interest and penalties. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, except such Taxes being contested in good faith by appropriate proceedings. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Borrower or any Subsidiary, threatened by any Governmental Authority regarding any Taxes relating to Borrower or such Subsidiary. Neither Borrower nor any Subsidiary has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of Borrower or such Subsidiary, or is aware of any circumstances that would cause the taxable years or other taxable periods of Borrower or such Subsidiary not to be subject to the normally applicable statute of limitations.

8.9           Use of Proceeds. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Revolving Loan or Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. None of the assets of any Obligor are margin stock. No Obligor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

8.10         Possession of Franchises, Licenses, Etc. Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from all Governmental Authorities, free from burdensome restrictions, that (a) are necessary for the ownership, maintenance and operation of its properties and assets, and (b) the loss of possession of which could reasonably be expected to have a Material Adverse Effect, and such Person is not in violation of any thereof. Schedule 8.10 lists with respect to each RIC, as of the Agreement Date, all of the jurisdictions in which such RIC holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulators), permits or authorizations to transact Insurance Business, and indicates the line or lines of insurance in which each such RIC is permitted to be engaged with respect to each license therein listed. To the knowledge of Borrower, (a) no such license is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (b) there is no sustainable basis for such a suspension, revocation or limitation, and (c) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulator. As of the Agreement Date, no RIC transacts any Insurance Business, directly or indirectly, in any jurisdiction other than those listed on Schedule 8.10.

8.11         Leases. Borrower and each Subsidiary enjoy peaceful and undisturbed possession of all leases necessary for the operation of its properties and assets the loss of possession of which could reasonably be expected to have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect.

8.12         Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower or any Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower or any Subsidiary and not known to the public generally which reasonably may be expected to materially adversely affect its assets or in the future may reasonably be expected (so far as Borrower or such Subsidiary can now foresee) to result in a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to Lender by or on behalf of Borrower or any Subsidiary prior to the date hereof in connection with the transactions contemplated hereby.

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8.13         ERISA. Schedule 8.13 sets forth each Plan. Neither Borrower nor any Subsidiary has (a) incurred any material accumulated funding deficiency within the meaning of ERISA, or (b) incurred any material liability to the PBGC in connection with any Plan established or maintained by it. No Reportable Event has occurred with respect to any Plan which could reasonably be expected to result in a Material Adverse Change. No Plan is in the process of termination.

8.14         Regulatory Acts. None of Borrower or any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Act of 2005, the Federal Power Act, the Interstate Commerce Act, or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System and applicable insurance Laws) which regulates the incurring by Borrower or any Subsidiary of debt, including, but not limited to, Laws regulating common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

8.15         Solvency. Borrower and each Subsidiary is, and Borrower and Subsidiaries on a consolidated basis are, Solvent.

8.16         Environmental Matters. Except as set forth in Schedule 8.16 or as could not reasonably be expected to result in a Material Adverse Change or Effect:

(a)          The properties owned, operated or leased by Borrower and each Subsidiary (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(b)          All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of Borrower and each Subsidiary, and the Properties and all operations of Borrower and each Subsidiary are in compliance, and have been in compliance, with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Change;

(c)          Neither Borrower nor any Subsidiary has received any notice of an Environmental Claim in connection with the Properties or the operations of Borrower or such Subsidiary or with regard to any Person whose liabilities for environmental matters Borrower or such Subsidiary has retained or assumed, in whole or in part, contractually, which, in the aggregate, could reasonably be expected to result in a Material Adverse Change, nor does Borrower or any Subsidiary have knowledge that any such notice will be received or is being threatened; and

(d)          Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor has Borrower or any Subsidiary retained or assumed any liability contractually, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Change.

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8.17         Investments. Schedule 8.17 is a complete and correct description of all Existing Investments as of May 31, 2015. Borrower has provided to Lender a complete copy of the Investment Policy of Borrower and each RIC. The Investment Policy of Borrower applies to each Subsidiary (other than a RIC).

8.18         Intellectual Property, Etc. Borrower and each Subsidiary have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

8.19         Reinsurance Agreements.

(a)          Except as set forth on Schedule F to the Annual Statements for each RIC for its fiscal year ending December 31, 2014, there are no material liabilities outstanding as of the Agreement Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; no RIC or, to the knowledge of Borrower, any other party thereto, is in breach of or default under any such Reinsurance Agreement; and Borrower has no reason to believe that the financial condition of any other party to any such Reinsurance Agreement is impaired such that a default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Laws to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual statement or quarterly statement at the time prepared. Except as set forth on Schedule 8.19, each Person to whom any RIC has ceded any material liability pursuant to any Reinsurance Agreement as of December 31, 2015 has a rating of “A-” or better by A.M. Best.

(b)          As of the Agreement Date, there are no Reinsurance Agreements between Borrower or any Subsidiary and Affiliates of Borrower, except as described on Schedule 8.19.

8.20         2005 Documents; 2007 Documents.

(a)          Attached as Exhibit N to the Credit Agreement dated as of June 29, 2005, among Borrower, certain RICs and Lender are true and correct copies of the Hallmark Trust I Declaration of Trust, the 2005 Indenture, the 2005 Guaranty, and all exhibits and schedules to such agreements. There are no agreements between or among any of the parties to such agreements, any holder of any Equity Interest or Debt of Hallmark Trust I, any trustee of Hallmark Trust I, any holder of any 2005 Debenture or any other Person, or their respective Affiliates, related to the subject matter of such agreements not contained in the documents attached as such Exhibit N.

(b)          Attached as Exhibit Q to the Existing Agreement are true and correct copies of the Hallmark Trust II Declaration of Trust, the 2007 Indenture, the 2007 Guaranty, and all exhibits and schedules to such agreements. There are no agreements between or among any of the parties to such agreements, any holder of any Equity Interest or Debt of Hallmark Trust II, any trustee of Hallmark Trust II, any holder of any 2007 Debenture or any other Person, or their respective Affiliates, related to the subject matter of such agreements not contained in the documents attached as such Exhibit Q.

8.21         Subordination; 2005 Documents; 2007 Documents.

(a)          The principal of and interest on the 2005 Debentures and all obligations of Borrower and each of its Subsidiaries in respect of and under the 2005 Debentures, the 2005 Indenture, the 2005 Preferred Securities, the Hallmark Trust I Declaration of Trust and the 2005 Guaranty are subordinate in all respects to all of the Obligations. No obligation under any 2005 Document benefits from any collateral (including any sinking fund or similar deposit arrangement) or guaranty (except, with respect to the 2005 Preferred Securities, only, the 2005 Guaranty).

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(b)          The principal of and interest on the 2007 Debentures and all obligations of Borrower and each of its Subsidiaries in respect of and under the 2007 Debentures, the 2007 Indenture, the 2007 Preferred Securities, the Hallmark Trust II Declaration of Trust and the 2007 Guaranty are subordinate in all respects to all of the Obligations. No obligation under any 2007 Document benefits from any collateral (including any sinking fund or similar deposit arrangement) or guaranty (except, with respect to the 2007 Preferred Securities, only, the 2007 Guaranty).

8.22         Anti-Corruption Laws and Sanctions. Borrower and each Subsidiary have implemented and maintain in effect policies and procedures designed to ensure compliance by such Person and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Person and its respective officers and employees and, to the knowledge of such Person, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Obligor or any Subsidiary being designated as a Sanctioned Person. None of (a) any Obligor, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Obligor or Subsidiary, any agent of such Obligor or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Revolving Borrowing or Letter of Credit, use of proceeds thereof or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

8.23         Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of the making of each Revolving Loan and each L/C Credit Extension, and each shall be true and correct in all material respects when made, except to the extent applicable to a specific date. All such representations and warranties shall survive, and not be waived by, the execution hereof by Lender, any investigation or inquiry by Lender or by the making of any Revolving Loan or L/C Credit Extension under this Agreement.

ARTICLE IX

EVENTS OF DEFAULT

9.1           Default. The term “Event of Default” as used herein, means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor):

(a)          Revolving Loans; Unreimbursed Amount. The failure or refusal of Borrower to pay any part of the principal of or interest on any Revolving Loan or of Borrower or the applicable L/C RIC to pay any part of any Unreimbursed Amounts on or before the date such payment is due;

(b)          Other Obligations. The failure or refusal of (i) Borrower to pay any part of the Obligations or (ii) an L/C RIC to pay any part of the Revolving Facility L/C Obligations related to a Revolving Facility L/C issued for the account of such L/C RIC (other than as referenced in Section 9.1(a)) on or before the date such payment is due and such failure shall continue for five days after such payment was due;

(c)          Certain Covenants. The failure or refusal of any Obligor punctually and properly to perform, observe and comply with any covenant, agreement or condition contained in Article III (other than as referenced in Sections 9.1(a) or (b)), Article VII, or Sections 6.2, 6.3, 6.6 or 6.8;

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(d)          Other Covenants. The failure or refusal of any Obligor punctually and properly to perform, observe and comply with any covenant, agreement or condition contained in any of the Loan Documents (other than covenants to pay the Obligations referenced in Sections 9.1(a) and (b) and those referenced in Section 9.1(c)) and such failure shall not have been remedied within ten days after the earlier of (i) notice thereof by Lender (which may be telephonic) and (ii) actual knowledge thereof by any such Obligor;

(e)          Voluntary Debtor Relief. Any Obligor or any of its Subsidiaries shall (i) execute an assignment for the benefit of creditors, or (ii) admit in writing its inability, or be generally unable, to pay its debts generally as they become due, or (iii) voluntarily seek the benefit or benefits of any Debtor Relief Law, or (iv) voluntarily become a party to any proceeding provided for by any Debtor Relief Law that would suspend or otherwise affect any of the rights of Lender granted in the Loan Documents;

(f)          Involuntary Proceedings. Any Obligor or any of its Subsidiaries shall involuntarily (i) have an order, judgment or decree entered against it or a material portion of its property by any Governmental Authority pursuant to any Debtor Relief Law that would suspend or otherwise affect any of the rights granted to Lender in any of the Loan Documents, or (ii) have a petition filed against it or a material portion of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the rights granted to Lender in any of the Loan Documents;

(g)          Insurance Regulator. Any Insurance Regulator of any jurisdiction suspends or takes any steps towards suspending the business or operations of any Obligor or any of its Subsidiaries and any such event could reasonably be expected to result in a Material Adverse Change;

(h)          Internal Control Event; Securities Laws. An Internal Control Event shall occur or any Governmental Authority shall allege a violation or commence any action based on an alleged violation of any Securities Laws by Borrower, any employee, officer or director of Borrower or Borrower’s auditor (with respect to actions of such auditor in its capacity as auditor for Borrower) and any such event could reasonably be expected to result in a Material Adverse Change;

(i)          Judgments. Any Obligor or any of its Subsidiaries shall have rendered against it a money judgment in an aggregate uninsured amount in excess of $500,000 for which such Person has not set aside appropriate reserves, and the same shall remain in effect, unstayed, unsatisfied and unreleased for a period of sixty consecutive days;

(j)          Other Debt. (i) Any Obligor or any of its Subsidiaries shall default (A) in the payment of principal of or interest on any Debt in an aggregate amount, together with all other Debt in which a default exists, in excess of $500,000, or (B) in the performance of any other covenant, term or condition contained in any agreement with respect to such Debt (if such default shall occur and be continuing beyond any grace period with respect to such payment or performance), if the effect of such default is to cause or permit the holder or holders of such Debt (or any trustee on their behalf) to cause such Debt to become due, prepaid, redeemed or purchased prior to its date of maturity; or (ii) any event shall occur which either causes or permits the holder or holders of such Debt (or any trustee on their behalf) to cause such Debt to become due, prepaid, redeemed or purchased prior to its date of maturity;

(k)          Misrepresentation. Any statement, representation or warranty in the Loan Documents or in any record (as defined in Article 9 of the Texas Business and Commerce Code) ever delivered to Lender pursuant to the Loan Documents proves to be incorrect in any material respect when made;

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(l)          ERISA. Any Reportable Event under any Plan, or the appointment by an appropriate Governmental Authority of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, or any material accumulated funding deficiency within the meaning of ERISA under any Plan, or the institution of proceedings by the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, and any of such events could reasonably be expected to result in a Material Adverse Change;

(m)          Loan Documents. Any Loan Document shall at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Person party thereto (other than Lender) or any Person (other than Lender) shall deny in writing that it has any liability or any further liability or obligations under any Loan Document to which it is a party; or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in any Collateral;

(n)          2005 Documents. Any Person who is a holder of, or claims to act for the benefit of any holder of, any Equity Interest or Debt of Hallmark Trust I, any 2005 Debenture, any 2005 Preferred Security, the 2005 Guaranty, or any other 2005 Document shall assert that any obligation under any 2005 Document is not subordinate in any respect to the Obligations; any payment or transfer of property shall be made under any 2005 Document (other than payment of regularly scheduled cash interest payments in accordance with the 2005 Debentures and 2005 Preferred Securities (as such agreements existed on June 21, 2005) if no Default or Event of Default exists prior to or after giving effect to such payment); a default shall occur under any 2005 Document; or the 2005 Indenture, 2005 Debentures or 2005 Preferred Securities shall benefit from any collateral (including any sinking fund or similar deposit arrangement) or guarantee (except, with respect to the 2005 Preferred Securities, only, the 2005 Guaranty);

(o)          2007 Documents. Any Person who is a holder of, or claims to act for the benefit of any holder of, any Equity Interest or Debt of Hallmark Trust II, any 2007 Debenture, any 2007 Preferred Security, the 2007 Guaranty, or any other 2007 Document shall assert that any obligation under any 2007 Document is not subordinate in any respect to the Obligations; any payment or transfer of property shall be made under any 2007 Document (other than payment of regularly scheduled cash interest payments in accordance with the 2007 Debentures and 2007 Preferred Securities (as such agreements existed on August 23, 2007) if no Default or Event of Default exists prior to or after giving effect to such payment); a default shall occur under any 2007 Document; or the 2007 Indenture, 2007 Debentures or 2007 Preferred Securities shall benefit from any collateral (including any sinking fund or similar deposit arrangement) or guarantee (except, with respect to the 2007 Preferred Securities, only, the 2007 Guaranty);

9.2           Remedies. If an Event of Default exists:

(a)          With the exception of an Event of Default specified in Section 9.1(e) or (f), Lender may terminate the Revolving Commitment and the Revolving Facility L/C Commitment and/or declare the principal of and interest on the Revolving Loans and Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

(b)          Upon the occurrence of an Event of Default specified in Section 9.1(e) or (f), the principal of and interest on the Revolving Loans and Obligations and other amounts and under the Loan Documents shall thereupon and concurrently therewith become due and payable and the Revolving Commitment and the Revolving Facility L/C Commitment shall forthwith terminate, all without any action by Lender or any holder of the Revolving Note and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

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(c)          Lender may exercise all of the post-default rights granted to it under the Loan Documents or under Law.

(d)          Lender may require that Borrower and the applicable L/C RIC Cash Collateralize all Revolving Facility L/C Obligations.

(e)          The rights and remedies of Lender hereunder shall be cumulative and not exclusive.

9.3           Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after any of the Revolving Loans and other Obligations have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Lender in the following order:

(a)          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.2 and amounts payable under Article IV) payable under the Loan Documents to Lender;

(b)          Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans;

(c)          Third, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans in such order as Lender elects in its discretion;

(d)          Fourth, to Cash Collateralize the Revolving Facility L/C Obligations;

(e)          Fifth, to all other Obligations;

(f)          Sixth, to all other Secured Obligations; and

(g)          Last, to the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law;

Subject to Article III, amounts used to Cash Collateralize the Revolving Facility L/C Obligations pursuant to clause Fourth above shall be applied to satisfy drawings under such Revolving Facility L/Cs as they occur. If any amount remains on deposit as Cash Collateral after all Revolving Facility L/Cs have either been fully drawn or expired, such remaining amount (to the extent such amount was paid by Borrower) shall be applied to the other Obligations, if any, in the order set forth above.

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ARTICLE X

MISCELLANEOUS

10.1         Notices.

(a)          All notices and other communications under this Agreement (except in those cases where giving notice by telephone is expressly permitted) shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given if to Borrower or any L/C RIC, at the address specified on Schedule 10.1, and if to Lender, at the address specified on Schedule 10.1.

(b)          Any party hereto may change the address to which notices shall be directed by giving ten days’ written notice of such change to the other parties.

10.2         Expenses. Borrower shall promptly pay:

(a)          all reasonable out-of-pocket expenses and reasonable Attorney Costs of Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, the making of the Revolving Loans and L/C Credit Extensions hereunder, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by Lender relating to this Agreement or the other Loan Documents; and

(b)          all costs, out-of-pocket expenses and Attorney Costs of Lender incurred for enforcement, collection, restructuring, refinancing and “work-out”, or otherwise incurred in obtaining performance under the Loan Documents, and all costs and out-of-pocket expenses of collection if default is made in the payment of the Revolving Note or other Obligations which in each case shall include without limitation fees and expenses of consultants, counsel for Lender, and administrative fees for Lender.

10.3         Waivers. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by Lender in exercising any right shall operate as a waiver of such right. Any waiver or indulgence granted by Lender shall not constitute a modification of any Loan Document, except to the extent expressly provided in such written waiver or indulgence, or constitute a course of dealing by Lender at variance with the terms of any Loan Document such as to require further notice by Lender of Lender’s intent to require strict adherence to the terms of such Loan Document in the future. Any such actions shall not in any way affect the ability of Lender, in its discretion, to exercise any rights available to it under this Agreement, any other Loan Document or under any other agreement, whether or not Lender is a party thereto, relating to Borrower, its Subsidiaries or other Obligors.

10.4         Determinations by Lender. Any material determination required or expressly permitted to be made by Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, constitute prima facie evidence as to the accuracy thereof.

10.5         Set-Off. In addition to any rights now or hereafter granted under Law and not by way of limitation of any such rights, during the existence of an Event of Default, Lender and any subsequent holder of the Revolving Note or other Obligations, and any Assignee or Participant in the Revolving Note or other Obligation is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Debt at any time held or owing by Lender or such holder, Assignee or Participant to or for the credit or the account of Borrower, against and on account of the Obligations and other liabilities of Borrower to Lender or such holder, Assignee or Participant, irrespective of whether or not (a) Lender or such holder, Assignee or Participant shall have made any demand hereunder or required that Borrower or any L/C RIC Cash Collateralize any Revolving Facility L/C Obligations, or (b) Lender or such holder, Assignee or Participant shall have declared the principal of and interest on any Revolving Loan and other amounts due hereunder to be due and payable as permitted by Section 9.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by Lender or any Assignee, Participant or subsequent holder of the Revolving Note or other Obligation shall be subject to pro rata treatment of the Obligations and other liabilities hereunder.

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10.6         Assignment.

(a)          None of Borrower, any L/C RIC nor any other Obligor may assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of Lender.

(b)          Lender may at any time sell participations in all or any part in any Commitment and/or the Revolving Loans (collectively, “Participations”) to any banks or other financial institutions (“Participants”) provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i)(A) the extension of the date of maturity of the Revolving Loans, or (B) the extension of the due date for any payment of principal, interest or fees respecting the Revolving Loans, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on the Revolving Loans; or (ii) the release of security for the Obligations (except pursuant to this Agreement). Notwithstanding the foregoing, Borrower and each L/C RIC agree that Participants shall be entitled to the benefits of Article IX and Section 10.5 as though they were Lender. To the fullest extent it may effectively do so under Law, Borrower agrees that any Participant may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its Participation as fully as if such Participant were the holder of the Revolving Loans and participation in the Revolving Facility L/C Obligations in the amount of its Participation.

(c)          Lender may assign to one or more financial institutions or funds organized under the Laws of the United States, or any state thereof, or under the Laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an “Assignee”) its rights and obligations under this Agreement and the other Loan Documents.

(d)          Except as specifically set forth in this Section 10.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

(e)          Notwithstanding anything in this Section 10.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under Article IV than Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

10.7         Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of Borrower and Lender; provided, however, that no such amendment, modification or waiver shall be made without the consent of any L/C RIC if it would alter the rights, duties or obligations of such L/C RIC or amend, modify or waive any provision of any L/C Agreement to which such L/C RIC is a party. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the parties required by this Section 10.7.

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10.8         Confidentiality. Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the NAIC), (c) to the extent required by Laws or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (f) with the written consent of Borrower or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower, any other Obligor or any Subsidiary. For purposes of this Section, “Information” means all information received from Borrower, any other Obligor or any Subsidiary relating to Borrower, any other Obligor or any Subsidiary or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower, any other Obligor or any Subsidiary, provided that, in the case of information received from a Borrower, any other Obligor or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.9         Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

10.10         Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any Governmental Authority shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11         Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Document, Lender shall never be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal by Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Borrower, each L/C RIC and Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower or the applicable L/C RIC, as appropriate, or such other Person legally entitled thereto the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents. The provisions of this Section 10.11 applicable to Lender are equally applicable to each Participant, Assignee and any subsequent holder.

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10.12         Exception to Covenants. No Obligor shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

10.13         Restatement. This Agreement is a restatement of the Existing Agreement, and, as such, except for the indebtedness and other than obligations included in “Obligations” as defined in the Existing Agreement (which indebtedness and obligations shall survive, be renewed and restated by the terms of this Agreement), all terms and provisions of this Agreement supersede in their entirety the terms and provisions of the Existing Agreement. This Agreement is not intended as and shall not be construed as a release or novation of any Obligation. All references in each Loan Document to the “Credit Agreement” are deemed to be references to this Agreement. All provisions of each Loan Document shall remain in full force and effect, and such provisions are hereby ratified and confirmed, regardless of whether any such Loan Document was executed prior to the Agreement Date.

10.14         USA Patriot Act Notice. Lender hereby notifies Borrower and each L/C RIC that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower and each L/C RIC, which information includes the name and address of Borrower and each L/C RIC and other information that will allow Lender to identify Borrower and each L/C RIC in accordance with the Act.

10.15         GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THE REVOLVING LOANS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE LOAN DOCUMENTS ARE PERFORMABLE IN SAN ANTONIO, BEXAR COUNTY, TEXAS, AND BORROWER, EACH L/C RIC AND LENDER WAIVE THE RIGHT TO BE SUED ELSEWHERE. BORROWER, EACH L/C RIC AND LENDER AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN SAN ANTONIO, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.16         WAIVER OF JURY TRIAL. EACH OF BORROWER, EACH L/C RIC AND LENDER HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY REVOLVING LOANS AND ANY L/C CREDIT EXTENSION HEREUNDER.

10.17         ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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The Remainder of This Page Is Intentionally Left Blank.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set fourth above.

BORROWER:	HALLMARK FINANCIAL SERVICES, INC.

	By:	/s/ Jeff Passmore
	Print Name:	Jeff Passmore
	Print Title:	SVP

L/C RIC:	AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

	By:	/s/ Jeff Passmore
	Print Name:	Jeff Passmore
	Print Title:	CFO

HALLMARK INSURANCE COMPANY

By:	/s/ Jeff Passmore
Print Name:	Jeff Passmore
Print Title:	CFO

Signature Page to Second Restated Credit Agreement

LENDER:	FROST BANK

	By:	/s/ Adam Palmer
	Print Name:	Adam Palmer
	Print Title:	Senior Vice President

Signature Page to Second Restated Credit Agreement

Exhibit A

Revolving Note

NINTH RESTATED REVOLVING PROMISSORY NOTE

$15,000,000.00	June 30, 2015

For value received, HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Borrower”), does hereby promise to pay to the order of FROST BANK, a Texas state bank (“Lender”), at P.O. Box 34746, San Antonio, Texas 78265, or at such other address as Lender shall from time to time specify in writing, in lawful money of the United States of America, the sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or so much thereof as from time to time may be disbursed by Lender to Borrower under the terms of the Second Restated Credit Agreement dated of even date herewith, among Borrower, American Hallmark Insurance Company of Texas, Hallmark Insurance Company and Lender (such agreement, together with all amendments and restatements thereto, the “Credit Agreement”, capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement), and be outstanding, together with interest from date hereof on the principal balance outstanding from time to time as hereinafter provided. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, unless such calculation would result in a rate greater than the highest rate permitted by Applicable Law, in which case interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be.

1.           Payment Terms. Interest only on amounts outstanding hereunder shall be due and payable quarterly as it accrues, on the first day of each and every calendar quarter, beginning July 1, 2015, and continuing regularly and quarterly thereafter until June 30, 2018, when the entire amount of principal and accrued interest then remaining unpaid shall be then due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in the order provided in the Credit Agreement (subject to Paragraph 8).

2.           Late Charge. If a payment is made more than 10 days after it is due, Borrower will be charged (subject to Paragraph 8), in addition to interest, a delinquency charge of (a) 5% of the unpaid portion of the regularly scheduled payment, or (b) $250.00, whichever is less. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within 10 days of the maturity date, Borrower will be charged (subject to Paragraph 8) a delinquency charge of (a) 5% of the sum of the outstanding principal balance (plus all accrued but unpaid interest), or (b) $250.00, whichever is less. Borrower agrees with Lender that the charges set forth herein are reasonable compensation to Lender for the handling of such late payments.

3.           Interest Rate.

(a)          Subject to and in accordance with the terms of the Credit Agreement and Paragraphs 3(b) and 4 of this Note, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Eurodollar Rate Loan or such other date on which the Revolving Loan becomes a Eurodollar Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Revolving Loan pursuant to the terms of the Credit Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Eurodollar Basis plus 2.50%, and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Prime Rate Loan or such other date on which the Revolving Loan becomes a Prime Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Revolving Loan pursuant to the terms of the Credit Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Prime Rate.

“Eurodollar Basis” means for any day a rate per annum equal to the “London Interbank Offered Rate” for a three-month term, as published in The Wall Street Journal (U.S. Edition) in the “London Interbank Offered Rates” column (or if The Wall Street Journal (U.S. Edition) is not published on such day, in the issue most recently published); provided, the Eurodollar Basis shall never be less than a rate of 0.15% per annum. Borrower acknowledges that (a) if more than one London Interbank Offered Rate is published at any time by The Wall Street Journal, the highest of such London Interbank Offered Rates shall constitute the London Interbank Offered Rate hereunder; provided, if the highest of such London Interbank Offered Rates shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Note and each other Loan Document, and (b) if at any time The Wall Street Journal ceases to publish a London Interbank Offered Rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such London Interbank Offered Rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the London Interbank Offered Rate hereunder; provided, if such substituted rate shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Note and each other Loan Document. The Wall Street Journal London Interbank Offered Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each determination by Lender of the London Interbank Offered Rate shall be conclusive and binding absent manifest error, and may be computed using any reasonable averaging and attribution method.

(b)          If Lender has sent to Borrower the notice provided for in either Section 4.2 or 4.3 of the Credit Agreement, until Lender has notified Borrower that the provisions Section 4.2 or 4.3 of the Credit Agreement, as appropriate, do not apply, interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to the lesser of (i) the Prime Rate and (ii) the Highest Lawful Rate, said rate to be effective as provided in Section 2.7(b) of the Credit Agreement, except as provided in Paragraph 4.

“Prime Rate” means the maximum “latest” “U.S.” prime rate of interest per annum published from time to time in the “Money Rates” section of The Wall Street Journal (U.S. Edition) or in any successor publication to The Wall Street Journal. Borrower understands that the Prime Rate may not be the best, lowest, or most favored rate of Lender or The Wall Street Journal, and any representation or warranty in that regard is expressly disclaimed by Lender. Borrower acknowledges that (a) if more than one U.S. prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder and (b) if at any time The Wall Street Journal ceases to publish a U.S. prime rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder. Upon each increase or decrease hereafter in the Prime Rate, the rate of interest upon the unpaid principal balance hereof shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate and without notice to Borrower or any other Person.

4.          Default Rate. If an Event of Default exists, subject to the provisions of Section 2.9 of the Credit Agreement, and in addition to all other rights and remedies of Lender hereunder, interest on the outstanding and unpaid principal balance hereof shall be computed at a rate per annum equal to the lesser of (a) the Eurodollar Rate in effect at such time plus 2% and (b) the Highest Lawful Rate, but in no event in excess of the highest rate permitted by Applicable Law, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any event of default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty.

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5.          Revolving Line of Credit. Under the Credit Agreement, Borrower may request, prior to the Revolving Loan Maturity Date, advances and make payments hereunder from time to time, provided that it is understood and agreed that the Revolving Facility Outstanding Amount shall not at any time exceed $15,000,000.00. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the date of its maturity, although the entire principal balance hereof may from time to time be paid in full. Subject to the terms of the Credit Agreement, Borrower may borrow, repay and re-borrow hereunder. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in the State of Texas are authorized to close or are in fact closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

6.          Prepayment. Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal. Borrower will provide written notice to the holder of this Note of any such prepayment of all or any part of the principal at the time thereof. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. All partial prepayments of principal shall be applied to the last installments payable in their inverse order of maturity.

7.          Default. It is expressly provided that if an Event of Default exists (except as provided in the last sentence of this Paragraph 7), the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all Liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (e) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Borrower agrees and promises to pay all costs of collection, including Attorney Costs. Upon the occurrence of an Event of Default specified in Section 9.1(e) or (f) of the Credit Agreement, the outstanding principal balance of and accrued but unpaid interest on this Note shall thereupon and concurrently therewith become due and payable and the Revolving Commitment shall forthwith terminate, all without any action by Lender or any holder of this Note and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

8.          No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by Applicable Law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by Applicable Law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

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9.          Security. This Note has been executed and delivered pursuant to the Credit Agreement, and is secured by, inter alia, the Loan Documents. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

10.         Joint and Several Liability; Waiver. Each maker, signer, surety and endorser hereof, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder. Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this Note without affecting the obligations of the others. All such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by Law, and diligence in the collection hereof; and agree to all renewals, extensions, indulgences, partial payments, releases or exchanges of collateral, or taking of additional collateral, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

11.         Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any Applicable Law permits greater interest, the Law permitting the greatest interest shall apply.

12.         Governing Law, Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the Laws of the United States may apply to the terms hereof, the substantive Laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

13.         Purpose of Loan. Borrower agrees that advances under this Note shall be used solely for the purposes stated in the Credit Agreement.

14.         Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

15.         Restatement. This Note is given in restatement, but not extinguishment or novation, of all amounts left owing and unpaid on the Eighth Restated Revolving Promissory Note dated September 30, 2012, made by Borrower and payable to the order of Lender in the original principal amount of $15,000,000.

The Remainder of This Page Is Intentionally Left Blank.

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BORROWER:

HALLMARK FINANCIAL SERVICES, INC.

By:
Print Name:
Print Title:

Promissory Note (Revolving)

Rev. June 2012

Ninth Restated Revolving Note – Signature Page

Exhibit B

Pledge Agreement - Borrower

FIRST RESTATED PLEDGE AND SECURITY AGREEMENT

Borrower/Grantor:		Lender/Secured Party:
	Hallmark Financial Services, Inc.		Frost Bank
		Address:	P.O. Box 1600
San Antonio, TX 78296
Address:	777 Main Street, Suite 1000
Fort Worth, TX 76102

THIS FIRST RESTATED PLEDGE AND SECURITY AGREEMENT (“Agreement”) is dated as of June 30, 2015, by and between Grantor and Lender (“Secured Party”).

1.          Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a)          “Code” means the Uniform Commercial Code as in effect in the State of Texas or of any other state having jurisdiction with respect to any of the rights and remedies of Secured Party on the date of this Agreement or as it may hereafter be amended from time to time.

(b)          “Collateral” means (i) all personal property of Grantor specifically described on Schedule A attached hereto and made a part hereof, (ii) all certificates, instruments and/or other documents evidencing the foregoing and following, (iii) all renewals, replacements and substitutions of all of the foregoing and following, (iv) all Additional Property (as hereinafter defined), (v) all Equity Interests with respect to the foregoing and following, (vi) any and all deposit accounts of Grantor, wherever located, and (vii) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Grantor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Grantor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

(c)          “Credit Agreement” means the Second Restated Credit Agreement dated as of June 30, 2015, among Grantor, American Hallmark Insurance Company of Texas, Hallmark Insurance Company and Secured Party, together with all amendments and restatements thereto.

(d)          “Grantor” means Borrower, a corporation, whose federal taxpayer identification number is 87-0447375 and who is organized in the State of Nevada.

(e)          “Indebtedness” means (i) all indebtedness, obligations and liabilities of Grantor, each L/C RIC and each other Obligor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Grantor, each L/C RIC and each other Obligor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all indebtedness, obligations and liabilities now or hereafter existing of Grantor, each L/C RIC and each other Obligor under the Credit Agreement and each other Loan Document (including, but not limited to, the Obligations), (iii) all Secured Obligations, (iv) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness, obligations and liabilities described in this definition of “Indebtedness,” (v) all indebtedness, obligations and liabilities of Grantor, each L/C RIC and each other Obligor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness, obligations and liabilities described in this definition of “Indebtedness,” (vi) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness, obligations and liabilities described in this definition of “Indebtedness” or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness, obligations and liabilities, including without limitation all Attorney Costs, and (vii) all renewals, extensions, modifications, restructurings, and rearrangements of the indebtedness, obligations and liabilities described in this definition of “Indebtedness.”

(f)          “Margin Stock” means margin stock as defined in Section 221.3(v) of Regulation U, promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. part 221, as amended.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

2.          Security Interest. As security for the Indebtedness, Grantor, for value received, hereby grants to Secured Party, for it and the benefit of holders of Indebtedness, a continuing security interest in the Collateral.

3.          Additional Property. Collateral shall also include the following property (collectively, the “Additional Property”) which Grantor becomes entitled to receive or shall receive in connection with any other Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that if an Event of Default does not exist or result therefrom and subject to the terms of the Credit Agreement, Grantor shall be entitled to all cash dividends (other than dividends representing a return of capital or a liquidating dividend) and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by Grantor shall be received in trust for the benefit of Secured Party. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Grantor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Grantor shall be shares of stock, other securities or other Equity Interests, such shares of stock, other securities and other Equity Interests shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.

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4.          Voting Rights. As long as no Event of Default exists, any voting rights incident to any stock, other securities or other Equity Interests pledged as Collateral may be exercised by Grantor; provided, however, that Grantor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

5.          Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party’s possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Grantor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Grantor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Grantor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Grantor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Grantor makes written demand upon Secured Party to sell the Collateral, and (ii) Grantor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Grantor.

6.          Representations and Warranties. Grantor hereby represents and warrants the following to Secured Party:

(a)          Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Grantor have been duly authorized by all necessary corporate action of Grantor.

(b)          Accuracy of Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is true and correct. The exact legal name of Grantor is correctly shown above.

(c)          Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Grantor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by Debtor Relief Laws and except to the extent specific remedies may generally be limited by equitable principles.

(d)          Ownership and Liens. Grantor has good and marketable title to the Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Grantor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

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(e)          No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Grantor, the grant of the security interest by Grantor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any Law, (B) the articles or certificate of incorporation, certificate of organization, charter, bylaws, partnership agreement or trust agreement, as the case may be, of Grantor or any issuer of any Collateral, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Grantor or otherwise affecting the Collateral, or (ii) result in or require the creation of any Lien upon any assets or properties of Grantor or of any Person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the grant by Grantor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(f)          Security Interest. Grantor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral. Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing office of the jurisdiction of Grantor’s location and delivery to Secured Party of all certificates evidencing Collateral, the security interest granted by this Agreement shall be perfected and prior to all other Liens.

(g)          Location/Identity. Grantor’s place of business and chief executive office (as those terms are used in the Code), is located at the address set forth herein. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Grantor’s exact legal name, as stated in the currently effective articles or certificate of incorporation of Grantor as filed with the appropriate authority of Grantor’s jurisdiction of organization, entity type, state of organization, and federal taxpayer identification number (the “Organizational Information”) are as set forth in the definition of “Grantor”. Grantor is not organized in more than one jurisdiction. Except as specified herein, the Organizational Information shall not change. During the five years preceding the date of this Agreement, Grantor has not had or operated under any name other than its name as stated in the definition of “Grantor,” has not been organized under the Laws of any jurisdiction other than Nevada, has not been organized as any type of entity other than a corporation and the chief executive office of Grantor has not been located at any address other than as set forth on the first page hereof.

(h)          Solvency of Grantor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Grantor at the time of the execution of this Agreement, Grantor is and will be Solvent. Grantor is not entering into this Agreement or any other Loan Document to which Grantor is a party or its property is subject with the intent of hindering, delaying or defrauding any creditor.

(i)          Securities. Any certificates evidencing securities or other Equity Interests pledged as Collateral are valid and genuine and have not been altered. All securities or other Equity Interests pledged as Collateral have been duly authorized and validly issued, are fully paid and non- assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Grantor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities or other Equity Interests pledged as Collateral or the admission of Secured Party or any transferee as a holder of any Collateral, other than federal and state securities Laws applicable to issuers of securities generally; provided, Secured Party may be required to obtain the consent of the applicable Insurance Regulator prior to the foreclosure upon any Equity Interest in or exercise of Control over any Equity Interest in or exercise of Control over any RIC. No issuer of such securities or other Equity Interests has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities or other Equity Interests outstanding or any other rights outstanding entitling any Person other than Grantor to have issued to such Person capital stock, other securities or other Equity Interests of such issuer. Schedule A contains a complete and correct description of each certificate or other instrument included in or evidencing Collateral. Schedule B is a complete and correct list of the exact name of the issuer of all Collateral described on Schedule A, its jurisdiction of organization, its federal taxpayer identification number, and the authorized, issued and outstanding capital stock and other Equity Interests of such issuer. Grantor’s interest in such issuer is as stated on Schedule A.

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(j)          Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(i)          Grantor is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(ii)         None of Grantor, any Person controlling Grantor, or any subsidiary (A) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005, or (B) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(k)          Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive department, agencies and offices related to the subject matter of the Patriot Act, including, but not limited to, Executive Order 13224 effective September 24, 2001, are hereinafter collectively referred to as the “Patriot Rules” and are incorporated into this Agreement. Neither Grantor nor any Subsidiary is a Person named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224) and neither Grantor nor any Subsidiary is acting, directly or indirectly, for or on behalf of any such Person. Grantor and Subsidiaries are not, directly or indirectly, engaged in, nor facilitating, the transactions contemplated by this Agreement on behalf of any Person named as a Specially Designated National and Blocked Person. To Grantor’s best knowledge, none of Grantor’s principals, shareholders or affiliates (other than Subsidiaries) is a Person named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224) and none of them is acting, directly or indirectly, for or on behalf of any such Person or directly or indirectly, engaged in, nor facilitating, the transactions contemplated by this Agreement on behalf of any Person named as a Specially Designated National and Blocked Person. Grantor hereby agrees to defend, indemnify and hold harmless Secured Party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including Attorney Costs) arising from or related to any breach of the foregoing representations and warranties.

7.          Affirmative Covenants. Grantor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a)          Ownership and Liens. Grantor will maintain good and marketable title to all Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Grantor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Grantor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral. Grantor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

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(b)          Inspection of Books and Records. Grantor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect Grantor’s books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

(c)          Adverse Claim. Grantor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Grantor’s expense, defend Secured Party’s security interest in the Collateral against the claims of any third party. Grantor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Grantor with respect to the Collateral, including without limitation, notices received from the issuer of any securities or other Equity Interests pledged hereunder as Collateral.

(d)          Further Assurances. Grantor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities or other Equity Interests or other property pledged as Collateral of the pledge of such securities, other Equity Interests or other property, in form and substance satisfactory to Secured Party; (C) cooperating with Secured Party in registering the pledge of any securities or other Equity Interests or other property pledged as Collateral with the issuer of such securities, other Equity Interests or other property; (D) delivering notice of Secured Party’s security interest in any securities or other Equity Interests or other property pledged as Collateral to any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party; and (E) obtaining written confirmation of the pledge of any securities or other Equity Interests or other property constituting Collateral from any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party. If all or any part of the Collateral is securities issued by an agency or department of the United States, Grantor covenants and agrees, at Secured Party’s request, to cooperate in registering such securities in Secured Party’s name or with Secured Party’s account maintained with a Federal Reserve Bank.

(e)          Control Agreements. Grantor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral for which such agreement is required for perfection of a security interest pursuant to the Code (as determined by Secured Party in its sole discretion).

8.          Negative Covenants. Grantor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a)          Transfer or Encumbrance. Grantor will not (i) sell, assign (by operation of law or otherwise) or transfer Grantor’s rights in any of the Collateral, (ii) grant or permit to exist a Lien in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

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(b)          Impairment of Security Interest. Grantor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

(c)          Dilution of Ownership. As to any securities or other Equity Interests pledged as Collateral (other than securities of a class which are publicly traded), Grantor will not consent to or approve of the issuance of (i) any additional shares of any class of securities or other Equity Interests of such issuer (unless immediately upon issuance additional securities or other Equity Interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other Equity Interests as Secured Party had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other Equity Interests, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other Equity Interests.

(d)          Restrictions on Securities. Grantor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities or other Equity Interests pledged as Collateral, except as consented to in writing by Secured Party. No issuer of any Collateral which is either a partnership or limited liability company shall amend or restate its certificate of limited partnership, partnership agreement, certificate of organization, limited liability company agreement or operating agreement, respectively or other governance document, to provide that any Equity Interest of such issuer is a security governed by Article 8 of the Code or permit any Equity Interest of such issuer to be evidenced by a certificate or other instrument.

(e)          Organizational Information. Except as permitted by the Credit Agreement and this Agreement, Grantor shall not permit any Organizational Information to change.

9.          Rights of Secured Party. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

(a)          Power of Attorney. Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, to take any action and to execute any instrument which Secured Party may from time to time in Secured Party’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities or other Equity Interests, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities or other Equity Interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other Equity Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other Equity Interest pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL INDEFEASIBLE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE TERMINATION OF ALL COMMITMENTS OF SECURED PARTY TO EXTEND CREDIT PURSUANT TO THE LOAN DOCUMENTS.

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(b)          Performance by Secured Party. If Grantor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Grantor on demand.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

10.         Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

(a)          Default Under Loan Documents. The existence of an Event of Default (as defined in the Credit Agreement) under this Agreement or any of the other Loan Documents; or

(b)          False Representation. Any representation contained herein is false or misleading in any material respect on or as of the date made; or

(c)          Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Grantor or any attachment, sequestration or similar writ is levied upon any Collateral; or

(d)          Abandonment. Grantor abandons the Collateral or any portion thereof; or

(e)          Action by Other Lienholder. The holder of any Lien on any of the assets of Grantor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such Lien on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(f)          Dilution of Ownership. The issuer of any securities or other Equity Interests constituting Collateral hereafter issues any shares of any class of capital stock or other Equity Interests (unless promptly upon issuance, additional securities or other Equity Interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other Equity Interests as Secured Party had before such issuance) or any options, warrants or other rights to purchase any such capital stock or other Equity Interests;

(g)          Bankruptcy of Issuer. (i) The issuer of any securities or other Equity Interest constituting Collateral files a petition for relief under any Debtor Relief Law, (ii) an involuntary petition for relief is filed against any such issuer under any Debtor Relief Law, (iii) an order for relief naming any such issuer is entered under any Debtor Relief Law, or (iv) any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to any such issuer, or

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(h)          Search Report; Opinion. Secured Party shall receive at any time following the execution of this Agreement a search report or opinion of counsel indicating that Secured Party’s security interest is not prior to all other Liens, security interests or other interests reflected in the report or opinion.

11.         Remedies and Related Rights. If an Event of Default exists, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a)          Remedies. Secured Party may from time to time at its discretion, without limitation and without notice (except as expressly provided in any Loan Document):

(i)          exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii)         reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iii)        sell or otherwise dispose of, at its office, on the premises of Grantor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(iv)         buy the Collateral, or any portion thereof, at any public sale;

(v)          buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vi)         apply for the appointment of a receiver for the Collateral, and Grantor hereby consents to any such appointment; and

(vii)        at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like. Further, if Secured Party sells any of the Collateral on credit, Grantor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event any purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantor shall be credited with the proceeds of the sale actually received by Secured Party and applied to the Indebtedness. Grantor agrees that in the event Grantor or any Obligor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor further acknowledges and agrees that the redemption by Secured Party of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.610 of the Code.

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(b)          Private Sale of Securities; Further Approvals.

(i)          Grantor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities or other Equity Interests pledged as Collateral because of restrictions in applicable securities Laws, insurance Laws and contractual restrictions and that Secured Party may, therefore, determine to make one or more private sales of any such securities or other Equity Interests to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or other Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that each such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities or other Equity Interests for the period of time necessary to permit the issuer to register such securities or other Equity Interests for public sale under any securities Laws. Grantor further acknowledges and agrees that any offer to sell such securities or other Equity Interests which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Chapter 9 of the Code, notwithstanding that such sale may not constitute a “public offering” under any securities Laws and that Secured Party may, in such event, bid for the purchase of such securities or other Equity Interests.

(ii)         In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral, including, without limitation, any Governmental Authorities regulating insurance companies and their Affiliates, any issuer of Collateral or Grantor and their respective Affiliates. Grantor agrees, if an Event of Default exists, to execute, deliver, and file, and hereby appoints Secured Party as its attorney-in-fact, to execute, deliver, and file on Grantor’s behalf and in Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s opinion, and to obtain such consents, waivers, or approvals under applicable Laws and agreements prior to an Event of Default. Grantor further agrees to use its best efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable Laws and agreements prior to an Event of Default. Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

(c)          Application of Proceeds. If any Event of Default exists, Secured Party shall apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows:

(i)          to the repayment or reimbursement of the costs and expenses (including, without limitation, Attorney Costs) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

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(ii)         in accordance with Credit Agreement Section 9.3;

(iii)        to the payment of any other amounts required by applicable Law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and

(iv)         by delivery to Grantor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d)          Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Grantor and each other Obligor and any Person who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent not prohibited by the Code.

(e)          Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Grantor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Grantor from resorting to judicial process at either party’s option.

(f)          Other Recourse. Grantor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Grantor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Grantor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Grantor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full in cash and all obligations of Secured Party to extend credit to or for the benefit of any Obligor pursuant to the Loan Documents are terminated, Grantor shall have no right of subrogation and Grantor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Grantor authorizes Secured Party, and without notice or demand and without any reservation of rights against Grantor and without affecting Grantor’s liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(g)          Voting Rights. If an Event of Default exists, Grantor will not exercise any voting rights with respect to securities or other Equity Interests pledged as Collateral. Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact (such power of attorney being coupled with an interest and exercisable if an Event of Default exists) and proxy to exercise any voting rights with respect to Grantor’s securities and other Equity Interests pledged as Collateral.

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(h)          Dividend Rights and Interest Payments. If an Event of Default exists:

(i)          all rights of Grantor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

(ii)         all dividend and interest payments which are received by Grantor contrary to the provisions of clause (i) of this Section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

12.         INDEMNITY. GRANTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE “CLAIMS”) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON’S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS), OTHER THAN ANY CLAIMS ARISING AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

13.         Miscellaneous.

(a)          Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement of Secured Party and Grantor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

(b)          Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Grantor or any other Obligor.

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(c)          Actions by Secured Party. The Lien and other rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the Lien or other rights of Secured Party hereunder or affect the obligations of Grantor hereunder.

(d)          Waiver by Secured Party.  Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Grantor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.

(e)          Transfer Restriction Waiver.  To the extent not prohibited by Applicable Law, Grantor hereby agrees that any provision of any of the certificate or articles of incorporation, certificate of formation or organization, or certificate of limited partnership of any issuer of Collateral, the bylaws, limited liability company agreement or partnership agreement of such issuer, any designation of rights or similar agreement with respect to any Equity Interest of such issuer, any voting or similar equityholder agreement with respect to such issuer or any other organization or governance document with respect to such issuer, any agreement related to any debt issued by such issuer, or any Applicable Law that in any manner restricts, prohibits or provides conditions to (i) the grant of a Lien on any security, Equity Interest of or any interest in, or any debt issued by, such issuer, (ii) any transfer of any security, Equity Interest of or any interest in, or any debt issued by, such issuer, (iii) any change in management or control of such issuer, or (iv) any other exercise of any rights of Secured Party pursuant to this Agreement, any other Loan Document or Law shall not apply to (A) the grant of any Lien hereunder, (B) the execution, delivery and performance of this Agreement by Grantor, (C) the foreclosure or other realization upon any interest in any Collateral, (D) the admission of Secured Party or its assignee or any other holder of any Collateral as an equityholder of such issuer and the exercise of all rights of an equityholder of such issuer, or (E) the exercise of all rights of a holder of debt of such issuer. Furthermore, Grantor agrees that it will not permit any amendment to or restatement of any of the certificate or articles of incorporation, certificate of formation or organization, or certificate of limited partnership of any issuer of Collateral, the bylaws, limited liability company agreement or partnership agreement of such issuer, any designation of rights or similar agreement with respect to any Equity Interest of such issuer, any voting or similar equityholder agreement with respect to such issuer, any other organization or governance document with respect to such issuer, or any agreement related to debt of such issuer, in any manner to adversely affect Secured Party’s ability to foreclose or otherwise realize on any Collateral or which conflicts with the provisions of this Section without the prior written consent of Secured Party.

(f)          Costs and Expenses.  Grantor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, Attorney Costs), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Grantor to perform or observe any of the provisions hereof.

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(g)          Controlling Law; Venue.  This Agreement is executed and delivered as an incident to a lending transaction negotiated and consummated in Bexar County, Texas, and shall be governed by and construed in accordance with the Laws of the State of Texas, except to the extent that perfection and the effect of perfection or non-perfection of the security interest granted hereunder, in respect of any particular item of Collateral, are governed by the Laws of a jurisdiction other than the State of Texas. Grantor, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (ii) waives, to the fullest extent not prohibited by Law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with any Loan Document brought in the District Court of Bexar County, Texas, or in the United States District Court for the Western District of Texas, San Antonio, Division, (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, (iv) agrees that any legal proceeding against any party to any Loan Document arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts, and (v) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Secured Party to serve process in any other manner permitted by Law or shall limit the right of Secured Party to bring any action or proceeding against Grantor or with respect to any of Grantor’s property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor acknowledges that these waivers are a material inducement to Secured Party’s agreement to enter into agreements and obligations evidenced by the Loan Documents, and that Secured Party has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Loan Document. In connection with any litigation, this Agreement may be filed as a written consent to a trial by the court.

(h)          Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future Laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i)          No Obligation.  Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to or for the benefit of any Obligor.

(j)          Notices.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

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(k)          Binding Effect and Assignment.  This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Grantor and the successors and assigns of Grantor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Grantor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(l)          Termination.  It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the indefeasible satisfaction in full of the Indebtedness, (ii) the termination or expiration of each commitment of Secured Party to extend credit to or for the benefit of each Obligor, (iii) written request for the termination hereof delivered by Grantor to Secured Party, and (iv) written release delivered by Secured Party to Grantor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Grantor’s written request, Secured Party will, at Grantor’s sole cost and expense, return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. Grantor agrees that to the extent that Secured Party or other holder of Indebtedness receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Party or other holder of Indebtedness, to the extent that Secured Party or other holder of Indebtedness did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Secured Party or other holder of Indebtedness and secured hereby, and, if the Lien and security interest, any power of attorney, proxy or license hereof shall have been released, such Lien and security interest, power of attorney, proxy and license shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest, power of attorney, proxy or license had ever occurred. This Section 13(l) shall survive the termination of this Agreement, and any satisfaction and discharge of Grantor or any other Obligor by virtue of any payment, court order, or Law.

(m)          Cumulative Rights.  All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

(n)          Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(o)          Descriptive Headings.  The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

15

14.         Financing Statement Filings.  Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Grantor’s place of business, the location of Grantor’s chief executive office, or other such place as the Grantor may be “located” under the provisions of the Code; where Grantor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Grantor will neither cause or permit any change in the location of (a) any Collateral, (b) any records concerning any Collateral, or (c) the location of Grantor’s place of business, or the location of Grantor’s chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 6(g), nor will Grantor change its name or the Organizational Information as represented in Subsection 6(g), unless Grantor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, shall have complied with the Credit Agreement and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Grantor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements, amendments or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

Without limiting Secured Party’s rights hereunder, Grantor authorizes Secured Party to file financing statements or amendments thereto under the provisions of the Code as amended from time to time.

15.         Consent to Disclose Information.  Grantor authorizes and consents to the disclosure by Secured Party of all information relating to the Loan Documents to any other party to each account pledged as Collateral and upon which a security interest is granted herein, including, but not limited to, information regarding the name of Obligors and the amount, date and maturity of the credit facilities under the Loan Documents.

16.         Counterparts; Facsimile Documents and Signatures.  This Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. For purposes of negotiating, finalizing, enforcing or proving this Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, electronic mail or other electronic transmission, it will be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine, electronic mail or other electronic transmission will be considered for all purposes as an original signature. Any such transmitted document will be considered to have the same binding legal effect as an original document. At the request of any party, any faxed or electronically transmitted document will be re-executed by each signatory party in an original form.

17.         Imaging of Documents.  Grantor understands and agrees that (a) Secured Party’s document retention policy may involve the electronic imaging of executed Loan Documents and the destruction of the paper originals, and (b) Grantor waives any right that it may have to claim that the imaged copies of the Loan Documents are not originals.

18.         Restatement.  This Agreement is a restatement of, but not a release or novation of, the Pledge and Security Agreement dated as of June 29, 2015, made by Grantor in favor of Secured Party (such agreement, together with all amendments and restatements thereto, the “Existing Agreement”). All Liens granted pursuant to the Existing Agreement are continued and restated by this Agreement.

19.         ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

16

The Remainder of This Page Is Intentionally Left Blank.

17

EXECUTED as of the date first written above.

GRANTOR:

HALLMARK FINANCIAL SERVICES, INC.,
a Nevada corporation

By:
Print Name:
Print Title:

First Restated Pledge Agreement (Hallmark Financial Services, Inc.) – Signature Page

SECURED PARTY:

FROST BANK, a Texas state bank

By:
Print Name:
Print Title:

Pledge and Security Agreement

Rev. June 2012

First Restated Pledge Agreement (Hallmark Financial Services, Inc.) – Signature Page

SCHEDULE A
TO

FIRST RESTATED PLEDGE AND SECURITY AGREEMENT

DATED JUNE 30, 2015,

BY AND BETWEEN

FROST BANK

AND

HALLMARK FINANCIAL SERVICES, INC.

The following property is a part of the Collateral as defined in Section 1(b):

A.           All capital stock and other Equity Interests of American Hallmark Insurance Company of Texas, a Texas insurance corporation, now or hereafter owned beneficially or of record by Debtor.

Capital stock issued and outstanding on the date of the Agreement:

1,000,000 shares of common stock of American Hallmark Insurance Company of Texas, a Texas insurance corporation, as evidenced by certificate no. 004 issued in the name of Debtor.

As of the date of this Agreement, such common stock represents all of the authorized, issued and outstanding shares of common stock of American Hallmark Insurance Company of Texas.

B.           All capital stock and other Equity Interests of Hallmark Insurance Company (formerly known as Phoenix Indemnity Insurance Company), an Arizona insurance corporation, now or hereafter owned beneficially or of record by Debtor.

Capital stock issued and outstanding on the date of the Agreement:

500,000 shares of common stock of Phoenix Indemnity Insurance Company, an Arizona insurance corporation, as evidenced by certificate no. 9 issued in the name of Debtor.

As of the date of this Agreement, such common stock represents all of the authorized, issued and outstanding shares of common stock of Hallmark Insurance Company (formerly known as Phoenix Indemnity Insurance Company).

Pledge Agreement – Schedule A

SCHEDULE B

TO

FIRST RESTATED PLEDGE AND SECURITY AGREEMENT

DATED JUNE 30, 2015,

BY AND BETWEEN

FROST BANK

AND

HALLMARK FINANCIAL SERVICES, INC.

Issuer Name:	American Hallmark Insurance Company of Texas

Jurisdiction of Incorporation:	Texas

Federal Taxpayer I.D. Number:	75-1817901

Authorized Capital Stock:	2,000,000 shares of $4.00 par stock

Issued Capital Stock:	1,000,000 shares of $4.00 par stock

Outstanding Capital Stock:	1,000,000 shares of $4.00 par stock

Issuer Name:	Hallmark Insurance Company (formerly known as Phoenix Indemnity Insurance Company)

Jurisdiction of Incorporation:	Arizona

Federal Taxpayer I.D. Number:	47-0718164

Authorized Capital Stock:	500,000 shares of $7.00 par stock

Issued Capital Stock:	500,000 shares of $7.00 par stock

Outstanding Capital Stock:	500,000 shares of $7.00 par stock

Pledge Agreement – Schedule B

Exhibit C

Revolving Loan Notice

Revolving Loan Notice

Date: ___________ , ______

To:	Frost Bank

Ladies and Gentlemen:

Reference is made to the Second Restated Credit Agreement dated as of June 30, 2015 (such agreement, together with all amendments and restatements thereto, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hallmark Financial Services, Inc., as Borrower, American Hallmark Insurance Company of Texas, Hallmark Insurance Company, and Frost Bank, Lender.

A.	The undersigned hereby requests a Revolving Borrowing:

1.	On ____________________________________________ (a Business Day).

2.	In the amount of $_________________________.

B.	The undersigned hereby requests a change of the interest rate applicable to the Revolving Loan on _____________________ (a Business Day) (the “Effective Date”):

1.	Existing loan type:

☐	Eurodollar Rate Loan

☐	Prime Rate Loan

2.	Requested loan type (to be effective on Effective Date):

☐	Eurodollar Rate Loan

☐	Prime Rate Loan

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Revolving Borrowing, before and after giving effect thereto and to the application of the proceeds thereof, and before and after giving effect to the change of the interest rate applicable to the Revolving Loan, as applicable:

(A)         the conditions precedent specified in Sections 5.1, 5.2, and 5.3 of the Credit Agreement have been satisfied with respect to the Revolving Borrowing and will remain satisfied on the date of such Borrowing; and

(B)         after giving effect to the Revolving Borrowing, the Revolving Facility Outstanding Amount shall not exceed the Revolving Commitment.

The Revolving Borrowing requested herein complies with Section 2.1 and 2.2(a) of the Credit Agreement.

HALLMARK FINANCIAL SERVICES, INC.

By:
Print Name:
Print Title:

Exhibit D

Compliance Certificate

Compliance Certificate

Financial Statement Date:____________

To:	Frost Bank

Ladies and Gentlemen:

Reference is made to the Second Restated Credit Agreement dated as of June 30, 2015 (such agreement, together with all amendments and restatements thereto, the “Agreement”; the terms defined therein being used herein as therein defined), among Hallmark Financial Services, Inc., American Hallmark Insurance Company of Texas, Hallmark Insurance Company and Frost Bank.

The undersigned Authorized Signatory hereby certifies as of the date hereof that he/she is the chief financial officer or chief accounting officer of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on the behalf of Borrower, and that:

[Use following for fiscal year-end financial statements required by Section 6.2(a)(i)]

Attached hereto as Exhibit 6.2(a)(i) are consolidating and audited consolidated annual Financial Statements showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries, as of, and for the fiscal year ended on, the last day of such fiscal year, accompanied by (a) an opinion of Auditors containing only qualifications (including qualifications as to the scope of the examination) and emphasis acceptable to Lender, which opinion states that said consolidated Financial Statements have been prepared in accordance with GAAP consistently applied, and that the examination of Auditors in connection with such consolidated Financial Statements has been made in accordance with generally accepted auditing standards and applicable Securities Laws and that said consolidated Financial Statements present fairly in all material respects the consolidated financial condition of Borrower and its consolidated Subsidiaries and their results of operations, and (b) an attestation report of Auditors as to Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley.

Such Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and the results of their operations.

Attached hereto as Exhibit 6.2(a)(i)(D) is a complete and correct description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

[Use following for the fiscal year-end financial statements required by Section 6.2(a)(ii)]

Attached as Exhibit 6.2(a)(ii) are unaudited consolidated and consolidating annual Financial Statements, showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the year ended on, the last day of the indicated fiscal year of Borrower, prepared in accordance with GAAP.

Such Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and the results of their operations.

Attached hereto as Exhibit 6.2(a)(ii)(B) is a complete and correct description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

Compliance Certificate – Page 1

[Use following for the fiscal year-end financial statements required by Section 6.2(a)(iii)]

Attached as Exhibit 6.2(a)(iii) are audited annual Financial Statements, prepared by Auditors in accordance with SAP, showing the financial condition and results of operations of each RIC, as of, and for the year ended on, such last day of the indicated fiscal year, accompanied by an opinion of Auditors containing only qualifications (including qualifications as to the scope of the examination) and emphasis acceptable to Lender, which opinion states that said Financial Statements have been prepared in accordance with SAP consistently applied, and that the examination of the Auditors in connection with such Financial Statements has been made in accordance with generally accepted auditing standards and that said Financial Statements present fairly the financial condition of such RIC, and its results of operations.

Attached hereto as Exhibit 6.2(a)(iii)(B)(2) is a complete and correct description of all Contingent Debt and Off-Balance Sheet Liabilities of each RIC.

[Use following for the fiscal quarter-end financial statements required by Section 6.2(b)(i)]

Attached as Exhibit 6.2(b)(i) are unaudited consolidated and consolidating quarterly Financial Statements, showing the consolidated and consolidating financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the quarter ended on, such last day (subject to year-end adjustment), and which include an income statement for the fiscal year through such last day, prepared in accordance with GAAP.

Such Financial Statements present fairly the financial condition of Borrower and its consolidated Subsidiaries and the results of their operations (subject to year-end adjustment).

Attached hereto as Exhibit 6.2(b)(i)(C) is a complete and correct description of all Contingent Debt and Off-Balance Sheet Liabilities of Borrower and its Subsidiaries.

[Use following for the fiscal quarter-end financial statements required by Section 6.2(b)(ii)]

Attached as Exhibit 6.2(b)(ii) are unaudited quarterly Financial Statements for each RIC, prepared in accordance with SAP, showing the financial condition and results of operations of such RIC as of, and for the quarter ended on, such last day (subject to year-end adjustment), and which include an income statement for the fiscal year through such last day, and in the form of quarterly financial statements prescribed by NAIC, including a report with respect to “Invested Assets” as set forth on Schedule D on such financial statements.

Attached hereto as Exhibit 6.2(b)(ii) is a complete and correct description of all Contingent Debt and Off-Balance Sheet Liabilities of each RIC.

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default (and, to the best knowledge of the undersigned, are the only Defaults and Event of Default that exist) and its nature and status:]

1.        The financial covenant analyses and information set forth on the attached Schedule 1 are true and accurate on and as of the date of this Certificate.

The Remainder of This Page is Intentionally Left Blank.

Compliance Certificate – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, ________________.

HALLMARK FINANCIAL SERVICES, INC.

By:
Print Name:
Print Title:

Compliance Certificate – Signature Page

For the Quarter/Year ended ____________________(“Reporting Date”)

SCHEDULE 1

TO THE COMPLIANCE CERTIFICATE

I.	Section 7.1 – Total Adjusted Capital of AHIC.

A.	Total Adjusted Capital of AHIC (Total Adjusted Capital as defined by NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC) on Reporting Date):	$	___________

B.	$90,000,000		$90,000,000

C.	Risk-Based Capital

1.	Line I.A:	$

2.	Authorized Control Level of AHIC on Reporting Date:	$

3.	Risk-Based Capital (Line I.C.1. ÷ Line I.C.2.) on Reporting Date		%

D.	Amount required for Risk-Based Capital of AHIC to equal 250% (Line I.C.2 x 2.5):	$

E.	Minimum Total Adjusted Capital (greater of I.B. and I.D.):	$

II.	Section 7.2 – Total Adjusted Capital of HIC.

A.	Total Adjusted Capital of HIC (Total Adjusted Capital as defined by NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC) on Reporting Date):	$	___________

B.	$50,000,000		$50,000,000

C.	Risk-Based Capital

1.	Line II.A:	$

2.	Authorized Control Level of HIC on Reporting Date:	$

3.	Risk-Based Capital (Line II.C.1. ÷ Line II.C.2.) on Reporting Date		%

D.	Amount required for Risk-Based Capital of HIC to equal 250% (Line II.C.2 x 2.5):	$

E.	Minimum Total Adjusted Capital (greater of II.B. and II.D.):	$

Schedule 1 to Compliance Certificate – Page 1

III.	Section 7.3 – Combined Ratio.

A.	Combined Ratio	%

B.	Maximum Combined Ratio:	103%

IV.	Section 7.4 – Consolidated Net Worth.

A.	Consolidated Net Worth as of the date of determination (the sum of (a) consolidated shareholders’ equity of Borrower and its Subsidiaries determined in accordance with GAAP, plus (b) the aggregate unpaid principal amount of all 2005 Debentures; provided, all 2005 Debentures, all 2005 Preferred Securities and the 2005 Guaranty are subordinate to the Obligations as provided in the 2005 Documents (as the 2005 Documents existed on June 29, 2005), plus (c) the aggregate unpaid principal amount of all 2007 Debentures; provided, all 2007 Debentures, all 2007 Preferred Securities and the 2007 Guaranty are subordinate to the Obligations as provided in the 2007 Documents (as the 2007 Documents existed on August 23, 2007)):	$	___________

B.	Minimum Consolidated Net Worth:		$275,000,000

V.	Section 7.5 – Fixed Charges Coverage Ratio.

A.	EBITDA:

1.	Surplus of AHIC on the date of determination:	$

2.	Line V.A.I x 0.10:	$

3.	Surplus of HIC on the date of determination:	$

4.	Line V.A.3. x 0.10:	$

5.	Lines V.A.2. + 4.:	$

6.	AHIC Net Income for the four fiscal quarters of AHIC ended on the date of determination:	$	____________

7.	HIC Net Income for the four fiscal quarters of HIC ended on the date of determination:	$	____________

8.	Lines VI.A.6. + 7.:	$

9.	Greater of Line V.A.5. and Line V.A.8.:	$

10.	Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC) for the four fiscal quarters ended on the date of determination:	$	____________

Schedule 1 to Compliance Certificate – Page 2

11.	To the extent deducted in calculating Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC), Consolidated Interest Expenses of Borrower and its Subsidiaries (other than AHIC and HIC) for the four fiscal quarters ended on the date of determination:	$	___________

12.	To the extent deducted in calculating Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC), the amount of the provision for federal, state, local and foreign incomes Taxes payable by Borrower and its Subsidiaries (other than AHIC and HIC) (net of the amount of any tax refund actually received by Borrower and its Subsidiaries during such period) during such four fiscal quarters ended on the date of determination:	$	___________

13.	To the extent deducted in calculating Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC), the amount of depreciation and amortization expense of Borrower and its Subsidiaries (other than AHIC and HIC) for the four fiscal quarter period ended on the date of determination:	$	___________

14.	To the extent deducted in calculating Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC) (without duplication), other expenses reducing Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC) which do not represent a cash item in such four fiscal quarters or any future period:	$	___________

15.	all non-cash items increasing Consolidated Net Income of Borrower and its Subsidiaries (other than AHIC and HIC) for the four fiscal quarter period ended on the date of determination:	$	___________

16.	EBITDA (Lines V.A.9. + 10. + 11. + 12. + 13. + 14. – 15.):	$	___________

B.	Fixed Charges as at the last day of such fiscal quarter:	$	___________

1.	Consolidated Interest Expenses for the four fiscal quarter period ended on the date of determination:	$	___________

2.	scheduled principal payments of Debt which would be classified as a current liability on a consolidated balance sheet of Borrower and its consolidated Subsidiaries payable during the four fiscal quarter period beginning on the day following the date of determination:	$	___________

3.	Cash Capex actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination:	$	___________

4.	aggregate amount of Taxes actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination (net of the amount of any tax refund actually received by Borrower and its Subsidiaries during such period):	$	___________

Schedule 1 to Compliance Certificate – Page 3

5.	cash Dividends actually paid by Borrower during the four fiscal quarter period ended on the date of determination:	$	___________

6.	Fixed Charges (Lines V.B.1. + 2. + 3. + 4. + 5.):	$	___________

C.	Fixed Charge Coverage Ratio ((Line V.A.16.) ÷ (Line V.B.6.)) (rounded to two decimal places):	____ to 1.00

D.	Minimum Fixed Charge Coverage Ratio:	1.25 to 1.00

VI.	Section 7.9 – Disposition of Assets.

A.	Dispositions not in the ordinary course of business:

1.	Greatest value (valued at the greater of market or book (determined in accordance with GAAP) value) of any single asset Disposed of by Borrower and its Subsidiaries or the greatest value of assets disposed of in any single transaction by Borrower and its Subsidiaries during current fiscal year of Borrower (amount not to exceed $250,000):	$	___________

2.	Aggregate value (valued at the greater of market or book (determined in accordance with GAAP) value) of all Dispositions by Borrower and its Subsidiaries during the current fiscal year of Borrower (amount not to exceed $500,000):	$	___________

This Compliance Certificate is executed and delivered on the ____ day of _____________, __________.

HALLMARK FINANCIAL SERVICES, INC.

By:
Print Name:
Print Title:

Schedule 1 to Compliance Certificate – Page 4

Exhibit E

Arbitration and Notice of Final Agreement

ARBITRATION AND NOTICE OF FINAL AGREEMENT

Borrower:	Hallmark Financial Services, Inc.	Lender:	Frost Bank
Address:	777 Main Street, Suite 1000	Address:	P.O. Box 1600
	Fort Worth, TX 76102		San Antonio, TX 78296

L/C RICs:	American Hallmark Insurance Company of Texas

Hallmark Insurance Company

Address:	777 Main Street, Suite 1000
Fort Worth, TX 76102

(Borrower and each L/C RIC collectively, whether one of more, “Obligated Party”).

As of the effective date of this Agreement, Obligated Party and FROST BANK, a Texas state bank (“Lender”), have consummated a transaction pursuant to which Lender has agreed to make a loan or loans to Borrower, to renew and extend an existing loan or loans to Borrower, to issue letters of credit to or for the benefit of Borrower and/or a L/C RIC and/or to otherwise extend credit or make financial accommodations to or for the benefit of Borrower and/or a L/C RIC, in an aggregate amount up to $15,000,000 (collectively, whether one or more, the “Loan”).

ARBITRATION

Upon written request of either Lender or Obligated Party, any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to the Loan or any of the loan documents or any related agreements or instruments executed in connection with the Loan (the “Loan Documents”), including, without limitation, any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Commercial Arbitration Rules of the American Arbitration Association, and the “Special Rules” set forth below unless both Lender and Obligated Party, in their respective sole discretion, agree in writing to mediate the dispute prior to submitting to binding arbitration. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action. The party that requests arbitration has the burden to initiate the arbitration proceedings pursuant to and by complying with the Commercial Arbitration Rules of the American Arbitration Association and shall pay all associated administrative and filing fees.

The arbitration shall be conducted in the City of San Antonio, Bexar County, Texas and administered by the American Arbitration Association (“AAA”). All arbitration hearings will be commenced within sixty (60) days of the later of any of the following: (1) the date of AAA’s confirmation to the parties of the filing of the arbitration demand with AAA; (2) the administrative conference, if any; or (3) the preliminary hearing, if any. If the arbitration hearing is not commenced within this sixty (60) day period, the party that requested arbitration shall have waived its election to arbitrate. This sixty (60) day period shall be extended from day to day if such delay is due to (a) a delay caused by the AAA in communicating with the parties, selecting the arbitrator(s), or initiating the arbitration proceedings or AAA procedures; or (b) the arbitrators’ unavailability to commence the arbitration hearing within the applicable sixty (60) day period. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement or any other Loan Document; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral in accordance with applicable law, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver in accordance with applicable law. Lender may exercise such self help remedies, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement or any other Loan Document. At Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. Each Obligated Party agrees that any election by Borrower pursuant to this Agreement shall bind such Obligated Party.

COUNTERPARTS; FACSIMILE DOCUMENTS AND SIGNATURES; ESIGN; IMAGING OF DOCUMENTS

This Agreement, may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. If this document is transmitted by facsimile machine, electronic mail or other electronic transmission, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine, electronic mail or other electronic transmission shall be considered for all purposes as an original signature. Any such transmitted document shall be considered to have the same binding legal effect as an original document. At the request of any party, any facsimile, electronic mail or other electronically transmitted document shall be re-executed by each signatory party in an original form. Obligated Party and Lender agree that no notices or other communications by electronic means between such parties or their representatives in connection with the Loan or any instrument executed in connection therewith shall constitute a transaction, agreement, contract or electronic signature under the Electronic Signatures in Global and National Commerce Act, any version of the Uniform Electronic Transactions Act or any other statute governing electronic transactions, unless otherwise specifically agreed to in writing. Obligated Party understands and agrees that (a) Lender’s document retention policy may involve the electronic imaging of executed documents and the destruction of the paper originals, and (b) Obligated Party waives any right that it may have to claim that the imaged copies of the documents are not originals.

PATRIOT ACT NOTICE

Lender hereby notifies Obligated Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Obligated Party, which information includes the name and address of Obligated Party and other information that will allow Lender to identify Obligated Party in accordance with the Act.

2

WAIVER OF RIGHT TO TRIAL BY JURY

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

NOTICE OF FINAL AGREEMENT

In connection with the Loan, Obligated Party has executed and delivered and may hereafter execute and deliver certain agreements, instruments and documents (collectively hereinafter referred to as the “Written Loan Agreement”).

It is the intention of Lender and Obligated Party that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Each Obligated Party warrants and represents that the entire agreement made and existing by or between Lender and Obligated Party with respect to the Loan is and shall be contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises exist or shall exist by or between, Lender and Obligated Party that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Effective Date: June 30, 2015.

The Remainder of this Page Is Intentionally Left Blank.

3

FROST BANK,
a Texas state bank

By:
Print Name:
Print Title:

Arbitration Notice – Signature Page

ACKNOWLEDGED AND AGREED:

BORROWER:

HALLMARK FINANCIAL SERVICES, INC.

By:
Print Name:
Print Title:

L/C RICS:

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

By:
Print Name:
Print Title:

HALLMARK INSURANCE COMPANY

By:
Print Name:
Print Title:

Arbitration And Notice Of Final Agreement

Rev. June 2012

Arbitration Notice – Signature Page

Exhibit F

Release Agreement

Release of Security Interests and Guaranties

This RELEASE OF SECURITY INTERESTS AND GUARANTIES (“Release”) is effective as of June 30, 2015, among HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Borrower”), AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas insurance corporation (“AHIC”), HALLMARK INSURANCE COMPANY, an Arizona insurance corporation, formerly known as Phoenix Indemnity Insurance Company (“HIC”), each Subsidiary listed on Schedule 1 in the “Released Subsidiary” column (each such Subsidiary, a “Released Subsidiary”), and FROST BANK, a Texas state bank, formerly known as The Frost National Bank (“Lender”).

Background

In connection with the Credit Agreement dated as of June 29, 2005, among Borrower, L/C RICs and Lender, and the First Restated Credit Agreement dated as of January 27, 2006, among Borrower, L/C RICs and Lender, (a) each Released Subsidiary executed and delivered to Lender (i) the Guaranty Agreement or Supplement to a Guaranty Agreement described opposite the name of such Released Subsidiary on Schedule 1 (each such agreement, together with all amendments thereto, a “Released Guaranty”), (ii) the Security Agreement described opposite the name of such Released Subsidiary on Schedule 1 (each such agreement, together with all amendments thereto, a “Released Subsidiary Security Agreement”), (iii) the Pledge Agreement (if any) described opposite the name of such Released Subsidiary on Schedule 1 (each such agreement, together with all amendments thereto, a “Released Subsidiary Pledge Agreement”), and (iv) the Confirmation or Confirmations of Pledge by Issuer (if any) or Confirmation of Pledge by Maker (if any) described opposite the name of such Released Subsidiary on Schedule 1 (each such agreement, together with all amendments thereto, a “Released Subsidiary Confirmation”), and (b) Borrower executed and delivered to Lender (i) the Security Agreement described on Schedule 2 (such agreement, together with all amendments thereto, the “Borrower Security Agreement”), (ii) the Pledge and Security Agreement described on Schedule 2 (such agreement, together with all amendments (but excluding the Restated Borrower Pledge Agreement) thereto, the “Original Borrower Pledge Agreement”), and (iii) the Confirmations of Pledge by Issuer and the Confirmation of Pledge by Maker described on Schedule 2 (each such agreement, together with all amendments thereto, a “Released Borrower Confirmation”).

Lender and Borrower have entered into the Second Restated Credit Agreement dated as of June 30, 2015 (such agreement, together with all amendments and restatements thereto, the “Credit Agreement”).

In connection with the Credit Agreement, Borrower has executed and delivered to Lender (a) the First Restated Pledge Agreement (such agreement, together with all amendments and restatements thereto, the “Restated Borrower Pledge Agreement”), (b) the First Restated Confirmation of Pledge by Issuer related to the Equity Interests of AHIC and the Restated Borrower Pledge Agreement (such agreement, together with all amendments and restatements thereto, the “AHIC Confirmation”), and (c) the First Restated Confirmation of Pledge by Issuer related to the Equity Interests of HIC and the Restated Borrower Pledge Agreement (such agreement, together with all amendments and restatements thereto, the “HIC Confirmation”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and in reliance on the agreements made by Borrower, each L/C RIC and each Released Subsidiary to Lender in this Release, Lender, Borrower, each L/C RIC and each Released Subsidiary agree as follows:

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1.          Defined Terms.  Unless otherwise stated, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.          Release of Lien (Released Subsidiary Pledge Agreements).  Lender releases and discharges the security interest and other Liens held by or benefiting Lender and that are granted by each Released Subsidiary to Lender pursuant to the Released Subsidiary Pledge Agreement to which such Released Subsidiary is a party. Lender specifically releases only the security interest and Liens granted by such Released Subsidiary to Lender pursuant to such Released Subsidiary Pledge Agreement. Lender does not release pursuant to this Section 2, and this Section 2 is not intended as and shall not be construed as, a release or termination of (a) any Lien or security interest granted by a Released Subsidiary (or any property subject to such Lien or security interest) to Lender other than the security interest or Lien granted by such Released Subsidiary pursuant to such Released Subsidiary Pledge Agreement, or (b) any provision of any Released Subsidiary Pledge Agreement that survives termination of such Released Subsidiary Pledge Agreement.

3.          Release of Lien (Released Subsidiary Security Agreements).  Lender releases and discharges the security interest and other Liens held by or benefiting Lender and that are granted by each Released Subsidiary to Lender pursuant to the Released Subsidiary Security Agreement to which such Released Subsidiary is a party. Lender specifically releases only the security interest and Liens granted by such Released Subsidiary to Lender pursuant to such Released Subsidiary Security Agreement. Lender does not release pursuant to this Section 3, and this Section 3 is not intended as and shall not be construed as, a release or termination of (a) any Lien or security interest granted by such Released Subsidiary (or any property subject to such Lien or security interest) to Lender other than the security interest or Lien granted by such Released Subsidiary pursuant to such Released Subsidiary Security Agreement, or (b) any provision of any Released Subsidiary Security Agreement that survives termination of such Released Subsidiary Security Agreement.

4.          Release of Released Guaranties.  Lender releases and terminates the obligations of each Released Subsidiary pursuant to the Released Guaranty to which such Released Subsidiary is a party (including any Supplement to Guaranty Agreement to which such Released Subsidiary is a party). Lender specifically releases and terminates only the obligations of such Released Subsidiary pursuant to such Released Guaranty. Lender does not release or terminate pursuant to this Section 4, and this Section 4 is not intended as and shall not be construed as, a release or termination of (a) any other guarantee made by such Released Subsidiary, or (b) any provision of any Released Guaranty that survives termination of such Released Guaranty.

5.          Release of Released Subsidiary Confirmations.  Lender releases and terminates the obligations of each Released Subsidiary pursuant to each Released Subsidiary Confirmation.

6.          Release of Lien (Original Borrower Pledge Agreement). Lender releases and discharges the security interest and other Liens held by or benefiting Lender and that are granted by Borrower to Lender pursuant to the Original Borrower Pledge Agreement to the extent that Collateral (as defined in the Original Borrower Pledge Agreement) is not included in Collateral (as defined in the Restated Borrower Pledge Agreement). Lender specifically releases only the security interest and Liens granted by Borrower to Lender pursuant to the Original Borrower Pledge Agreement to the extent that Collateral (as defined in the Original Borrower Pledge Agreement) is not included in Collateral (as defined in the Restated Borrower Pledge Agreement). Lender does not release or terminate pursuant to this Section 6, and this Section 6 is not intended as and shall not be construed as, a release of any Lien or security interest granted by Borrower (or any property subject to such Lien or security interest) to Lender (a) other than the security interest or Lien granted by Borrower pursuant to the Original Borrower Pledge Agreement to the extent that Collateral (as defined in the Original Borrower Pledge Agreement) is not included in Collateral (as defined in the Restated Borrower Pledge Agreement), or (b) pursuant to the Restated Borrower Pledge Agreement.

2

7.          Release of Lien (Borrower Security Agreement).  Lender releases and discharges the security interest and other Liens held by or benefiting Lender and that are granted by Borrower to Lender pursuant to the Borrower Security Agreement. Lender specifically releases only the security interest and Liens granted by Borrower to Lender pursuant to the Borrower Security Agreement. Lender does not release or terminate pursuant to this Section 7, and this Section 7 is not intended as and shall not be construed as, a release of (a) any Lien or security interest granted by Borrower (or any property subject to such Lien or security interest) to Lender other than the security interest or Lien granted by Borrower pursuant to the Borrower Security Agreement, or (b) any provision of the Borrower Security Agreement that survives termination of the Borrower Security Agreement.

8.          Release of Released Borrower Confirmations.   Lender releases and terminates the obligations of Borrower pursuant to each Released Borrower Confirmation. Lender does not release or terminate pursuant to this Section 8, and this Section 8 is not intended as and shall not be construed as, a release of any provision of the AHIC Confirmation or the HIC Confirmation.

9.          Financing Statement Amendments.   Promptly following the effectiveness of the Credit Agreement, Lender shall file or cause to be filed amendments to Uniform Commercial Code financing statements in the form of Exhibit A.

10.         Stock Certificates.   Borrower and each Released Subsidiary acknowledge receipt of each original stock certificate and each original stock power described on Schedule 3. Each Released Subsidiary that is the registered holder of a stock certificate described on Schedule 3 instructs Borrower to receive from Lender each such certificate and each related power on behalf of such Released Subsidiary.

11.         Promissory Note.   Borrower acknowledges receipt of the original of the Revolving Promissory Note dated May 31, 2007, made by Pan American Acceptance Corporation, payable to the order of Borrower in the original amount of $5,000,000, and the original of the related allonge.

12.         Loan Document.   This Release is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

13.         Severability.   The provisions of this Release are intended to be severable. If for any reason any provision of this Release shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

14.         Counterparts.   This Release may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Release by signing any such counterpart.

15.         GOVERNING LAW.  THIS RELEASE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THIS RELEASE IS PERFORMABLE IN SAN ANTONIO, BEXAR COUNTY, TEXAS, AND BORROWER, EACH L/C RIC, EACH RELEASED SUBSIDIARY AND LENDER WAIVE THE RIGHT TO BE SUED ELSEWHERE. BORROWER, EACH L/C RIC, EACH RELEASED SUBSIDIARY AND LENDER AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN SAN ANTONIO, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS RELEASE AND THE OTHER LOAN DOCUMENTS.

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16.         ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

The Remainder of This Page Is Intentionally Left Blank.

4

BORROWER:

HALLMARK FINANCIAL SERVICES, INC.,
a Nevada corporation

By:
Print Name:
Print Title:

Release of Security Interests and Guaranties (Hallmark Subsidiaries) – Signature Page

L/C RICS:

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS,
a Texas insurance corporation

By:
Print Name:
Print Title:

HALLMARK INSURANCE COMPANY,
an Arizona insurance corporation

By:
Print Name:
Print Title:

Release of Security Interests and Guaranties (Hallmark Subsidiaries) – Signature Page

RELEASED SUBSIDIARIES:

ACO HOLDINGS, INC.
ALLRISK INSURANCE AGENCY, INC.
AMERICAN HALLMARK AGENCIES, INC.
EFFECTIVE CLAIMS MANAGEMENT, INC.
HALLMARK CLAIMS SERVICE, INC.
HALLMARK FINANCE CORPORATION
AMERICAN HALLMARK INSURANCE SERVICES, INC.
HALLMARK UNDERWRITERS, INC.

By:
Print Name:
Print Title:

AEROSPACE CLAIMS MANAGEMENT GROUP, INC.
AEROSPACE HOLDINGS, LLC
AEROSPACE SPECIAL RISK, INC.
TGA INSURANCE MANAGERS, INC.
TGA SPECIAL RISK, INC.

By:
Print Name:
Print Title:

AEROSPACE FLIGHT, INC.

By:
Print Name:
Print Title:

AEROSPACE INSURANCE MANAGERS, INC.

By:
Print Name:
Print Title:

Release of Security Interests and Guaranties (Hallmark Subsidiaries) – Signature Page

PAN AMERICAN ACCEPTANCE CORPORATION

By:
Print Name:
Print Title:

Release of Security Interests and Guaranties (Hallmark Subsidiaries) – Signature Page

LENDER:

FROST BANK,
a Texas state bank

By:
Print Name:
Print Title:

Release of Security Interest and Guaranty (Hallmark Subsidiaries) – Signature Page

Schedule 1

Released Subsidiary	Collateral Documents
ACO Holdings, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Pledge and Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from ACO Holdings, Inc. and American Hallmark General Agency, Inc.
Confirmation of Pledge by Issuer from ACO Holdings, Inc. and Hallmark Claims Service, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and ACO Holdings, Inc.
Aerospace Claims Management Group, Inc.	Guaranty Supplement No. 1 dated as of January 27, 2006
Security Agreement dated as of January 27, 2006
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Claims Management Group, Inc.
Aerospace Flight, Inc.	Guaranty Supplement No. 1 dated as of January 27, 2006
Security Agreement dated as of January 27, 2006
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Flight, Inc.
Aerospace Holdings, LLC	Guaranty Supplement No. 1 dated as of January 27, 2006
Security Agreement dated as of January 27, 2006
Pledge and Security Agreement dated as of January 27, 2006
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Claims Management Group, Inc.
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Flight, Inc.
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Insurance Managers, Inc.
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Special Risk, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Aerospace Holdings, LLC
Aerospace Insurance Managers, Inc.	Guaranty Supplement No. 1 dated as of January 27, 2006
Security Agreement dated as of January 27, 2006
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Insurance Managers, Inc.
Aerospace Special Risk, Inc.	Guaranty Supplement No. 1 dated as of January 27, 2006
Security Agreement dated as of January 27, 2006

Released Subsidiary	Collateral Documents
Confirmation of Pledge by Issuer from Aerospace Holdings, LLC and Aerospace Special Risk, Inc.
Allrisk Insurance Agency, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Allrisk Insurance Agency, Inc.
American Hallmark Agencies, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and American Hallmark Agencies, Inc.
American Hallmark General Agency, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Pledge and Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Allrisk Insurance Agency, Inc.
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and American Hallmark Agencies, Inc.
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Hallmark Finance Corporation
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Hallmark Underwriters, Inc.
Confirmation of Pledge by Issuer from ACO Holdings, Inc. and American Hallmark General Agency, Inc.
Effective Claims Management, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Effective Claims Management, Inc.
Hallmark Claims Service, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from ACO Holdings, Inc. and Hallmark Claims Service, Inc.
Hallmark Finance Corporation	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Hallmark Finance Corporation
Hallmark General Agency, Inc. (Hallmark General Agency, Inc. changed its name to American Hallmark Insurance Services, Inc. on 01.07.08)	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005

Released Subsidiary	Collateral Documents
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Hallmark General Agency, Inc.
Hallmark Underwriters, Inc.	Guaranty Agreement dated as of June 29, 2005
Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from American Hallmark General Agency, Inc. and Hallmark Underwriters, Inc.
Pan American Acceptance Corporation	Guaranty Supplement No. 2 dated as of January 30, 2006
Security Agreement dated as of January 30, 2006
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Pan American Acceptance Corporation
Confirmation of Pledge by Maker from Hallmark Financial Services, Inc. and Pan American Acceptance Corporation
Texas General Agency, Inc. (Texas General Agency, Inc. changed its name to TGA Insurance Managers, Inc. on 11.12.07; changed its name to Hallmark Specialty Underwriters, Inc. on 03.12.12)	Guaranty Supplement No. 2 dated as of January 30, 2006
Security Agreement dated as of January 30, 2006
Pledge and Security Agreement dated as of January 30, 2006
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Texas General Agency, Inc.
TGA Special Risk, Inc.	Guaranty Supplement No. 2 dated as of January 30, 2006
Security Agreement dated as of January 30, 2006
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and TGA Special Risk, Inc.

Schedule 2

Hallmark Financial Services, Inc.

Security Agreement dated as of June 29, 2005
Pledge and Security Agreement dated as of June 29, 2005
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and ACO Holdings, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Effective Claims Management, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Hallmark General Agency, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Aerospace Holdings, LLC
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Pan American Acceptance Corporation
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and Texas General Agency, Inc.
Confirmation of Pledge by Issuer from Hallmark Financial Services, Inc. and TGA Special Risk, Inc.
Confirmation of Pledge by Maker from Hallmark Financial Services, Inc. and Pan American Acceptance Corporation

Schedule 3

Stock Certificates

1.	Certificate No. 03, in the name of Hallmark Financial Services, Inc. representing 10,000 shares of capital stock of ACO Holdings, Inc.
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of ACO Holdings, Inc.
2.	Certificate No. 3, in the name of Hallmark Financial Services, Inc. representing 1,000 shares of capital stock of Effective Claims Management, Inc.
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of Effective Claims Management, Inc.
3.	Certificate No. 5, in the name of Hallmark Financial Services, Inc. representing 100 shares of capital stock of Hallmark General Agency, Inc.
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of Hallmark General Agency, Inc.
4.	Certificate No. 12, in the name of ACO Holdings, Inc. representing 1,000 shares of capital stock of American Hallmark General Agency, Inc.
Stock Power, undated and executed in blank by ACO Holdings, Inc. for stock of American Hallmark General Agency, Inc.
5.	Certificate No. 004, in the name of ACO Holdings, Inc. representing 1,000 shares of capital stock of Hallmark Claims Service, Inc.
Stock Power, undated and executed in blank by ACO Holdings, Inc. for stock of Hallmark Claims Service, Inc.
6.	Certificate No. 6, in the name of American Hallmark General Agency, Inc. representing 1,000 shares of capital stock of Allrisk Insurance Agency, Inc.
Stock Power, undated and executed in blank by American Hallmark General Agency, Inc. for stock of Allrisk Insurance Agency, Inc.
7.	Certificate No. 007, in the name of American Hallmark General Agency, Inc. representing 1,000 shares of capital stock of American Hallmark Agencies, Inc.
Stock Power, undated and executed in blank by American Hallmark General Agency, Inc. for stock of American Hallmark Agencies, Inc.
8.	Certificate No. 007, in the name of American Hallmark General Agency, Inc. representing 1,000 shares of capital stock of Hallmark Finance Corporation.

Stock Power, undated and executed in blank by American Hallmark General Agency, Inc. for stock of Hallmark Finance Corporation.
9.	Certificate No. 007, in the name of American Hallmark General Agency, Inc. representing 1,000 shares of capital stock of Hallmark Underwriters, Inc.
Stock Power, undated and executed in blank by American Hallmark General Agency, Inc. for stock of Hallmark Underwriters, Inc.
10.	Certificate No. 002, in the name of Hallmark Financial Services, Inc. representing 0.1% Class A Voting of limited liability company interest of Aerospace Holdings, LLC
11.	Certificate No. 003, in the name of Hallmark Financial Services, Inc. representing 99.9% Class B Non-Voting of limited liability company interest of Aerospace Holdings, LLC
Power, undated and executed in blank by Hallmark Financial Services, Inc. for units of limited liability company interest of Aerospace Holdings, LLC
12.	Certificate No. 27, in the name of Hallmark Financial Services, Inc. representing 2,031 shares of capital stock of Pan American Acceptance Corporation
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of Pan American Acceptance Corporation
13.	Certificate No. 10, in the name of Hallmark Financial Services, Inc. representing 1,000 shares of capital stock of Texas General Agency, Inc.
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of Texas General Agency, Inc.
14.	Certificate No. 4, in the name of Hallmark Financial Services, Inc. representing 1,000 shares of capital stock of TGA Special Risk, Inc.
Stock Power, undated and executed in blank by Hallmark Financial Services, Inc. for stock of TGA Special Risk, Inc.
15.	Certificate No. 3, in the name of Aerospace Holdings, LLC representing 100,000 shares of capital stock of Aerospace Claims Management Group, Inc.
Stock Power, undated and executed in blank by Aerospace Holdings, LLC for stock of Aerospace Claims Management Group, Inc.
16.	Certificate No. 3, in the name of Aerospace Holdings, LLC representing 1,000 shares of capital stock of Aerospace Flight, Inc.
Stock Power, undated and executed in blank by Aerospace Holdings, LLC for stock of Aerospace Flight, Inc.

17.	Certificate No. 2, in the name of Aerospace Holdings, LLC representing 1,000 shares of capital stock of Aerospace Insurance Managers, Inc.
Stock Power, undated and executed in blank by Aerospace Holdings, LLC for stock of Aerospace Insurance Managers, Inc.
18.	Certificate No. 002, in the name of Aerospace Holdings, LLC representing 100,000 shares of capital stock of Aerospace Special Risk, Inc.
Stock Power, undated and executed in blank by Aerospace Holdings, LLC for stock of Aerospace Special Risk, Inc.

Exhibit A

Financing Statement Amendments